UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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FEDERAL REALTY INVESTMENT TRUST
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2023

Annual Meeting Notice

And Proxy Statement

FEDERAL 1962

Letter to Our Shareholders

March 24, 2023

To our Shareholders:

On behalf of the Board of Trustees and the entire Federal team, you are invited to join us at our 2023 Annual Meeting of Shareholders to be held virtually beginning at 9:00 a.m. eastern time on May 3, 2023. This proxy statement includes important information about how you can join and ask questions at the meeting and about the matters that will be voted on at the meeting.

Federal’s operating performance in 2022 was marked by continued strong demand for our real estate assets as evidenced by record levels of new and renewal leases for comparable spaces and significant occupancy improvements. Shoppers and diners returned to our real estate after the enforced isolation of COVID-19 lockdowns reinforcing our belief that well-located real estate that is truly part of the local community and more than just a place to transact business will succeed over the long-term. The return of the consumer and overall strong demand for our assets resulted in us delivering a record level of top line revenue and strong bottom line earnings despite the inflationary pressures that started hitting in the second half of the year. We also made significant progress during 2022 in our efforts to reduce our Scope 1 and Scope 2 greenhouse gas emissions and to improve the resilience of our assets to the physical and transition risks associated with climate change. All parts of our business are working together to position us to be able to deliver strong results for years to come.

Our strong performance would not have been possible without the extraordinary efforts of our Board and each and every one of our employees. We are extremely proud of the work this team has accomplished.

Thank you for your continued support of Federal and we look forward to your participation in this year’s annual meeting.

David W. Faeder	Donald C. Wood
Non-Executive Chairman of the Board	Chief Executive Officer

Notice of Annual Meeting of Shareholders

ANNUAL MEETING PROPOSALS

		Board Voting Recommendation	Where to find more information
Proposal 1	Election of 7 trustees for 1 year terms	FOR each nominee	Page 10

Proposal 2	Non-binding advisory vote on 2022 executive compensation	FOR	Page 18

Proposal 3	Non-binding advisory vote on frequency of future votes on executive compensation	FOR	Page 40

Proposal 4	Non-binding advisory vote to amend our declaration of trust to increase number of authorized common shares	FOR	Page 40

Proposal 5	Ratification of Grant Thornton, LLC as our independent registered public accounting firm	FOR	Page 41

Other business will be transacted as may properly come before the 2023 annual meeting of shareholders (“Annual Meeting”).

2023 ANNUAL MEETING INFORMATION

Date and Time	Location	Record Date
Wednesday, May 3, 2023 9:00 a.m., Eastern Time	Virtual Meeting https://web.lumiagm.com/202329683	March 13, 2023

Only holders of record of our common shares of beneficial interest, $.01 par value per share at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting. References to “Common Shares”, “Shares”, “common shares” and “shares” in this proxy statement refer to our common shares of beneficial interest, $.01 par value per share.

Proxy Voting:

Whether or not you plan to attend the meeting and vote your shares at the meeting, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. If your shares are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Trustees, Dawn M. Becker Executive Vice President-General Counsel And Secretary March 24, 2023

Important Notice Regarding Internet Availability of Proxy Materials

The proxy statement and annual report to shareholders, including our annual report on Form 10-K for the year ended December 31, 2022, are available at www.federalrealty.com. References in this proxy statement to our website are provided for your convenience only and the content on our website does not constitute part of this proxy statement.

Company Information

Following is basic information about the Company and highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References to “we,” “us,” “our,” “Federal” and the “Company” in this proxy statement refer to Federal Realty Investment Trust and its subsidiaries.

Federal Realty Investment Trust is an S&P 500 company headquartered in North Bethesda, Maryland that owns, operates and redevelops high-quality retail based real estate located primarily in major coastal markets.

Company Information	Our Properties*	Our Employees*
Established in 1962 Member of the S&P 500	103 Properties ≈25.9M SF of commercial space ≈3,000 residential units	319 employees 6 primary offices Average tenure exceeds 8 years

* Information as of December 31, 2022.

➢	HIGHLIGHTS OF 2022 COMPANY PERFORMANCE

Key business and financial achievements for 2022, in addition to net income per diluted share of $4.71 (growth of 44% over 2021), included:

FFO Per Share Growth

FFO per diluted share* of $6.32 representing growth of 13.5% over 2021 driven by improved occupancy, increasing rents, strategic acquisitions, new projects coming on line, and strong balance sheet management

Record Leasing Activity	Signed 475 new and renewal comparable space leases covering ≈ 2 million square feet of space and more than $74 million of year 1 revenue
Significant Occupancy Improvement	Achieved commercial occupancy of 92.8%, an increase of more than 3.3% over the lowest level of occupancy experienced in more than 15 years resulting from high level of COVID related tenant failures
Productive Capital Recycling	Raised $136M through sale of non-strategic, slow growing assets and invested $526M into more productive, higher yielding, faster growing operating assets with potential for additional value creation
55th Year of Dividend Increases	Raised the dividend on our common shares for the 55th consecutive year, a record in the REIT industry, representing a compound annual growth rate of 7% over that 55-year period
Sustainability	Achieved ≈ 22% decrease in Scope 1 and 2 GHG emissions through 2021 versus 2019 baseline in alignment with our 2030 GHG reduction target set in accordance with the Science-Based Target initiative

* FFO per diluted share (“FFO per share”) is a non-GAAP financial measure that we consider significant in our business. See Appendix A for a reconciliation of FFO per share to net income.

Federal Realty 2023 Proxy Statement 1

➢	CORPORATE VALUES

Our four core values drive the behaviors, actions and decisions we make towards achieving our business objectives and promote a unified approach to our individual jobs. We strive to achieve Excellence in all that we do as we operate, develop and redevelop properties to serve the needs of the local communities. Innovation is key to introducing new ways of conducting our business to continue to meet the evolving economic, environmental and social challenges the real estate industry must address both in the short- and long-term. We hold ourselves Accountable for our work and our results and always act with the highest level of Integrity in our dealings with our shareholders, our employees, our tenants, our business partners and our community partners. Living these values underpins our ability to successfully deliver results for all stakeholders.

➢	OUR BOARD

We have seven (7) trustees serving on our Board, all of whom are independent except for Don Wood who serves as our CEO. Each of these individuals has been nominated for election at the 2023 annual shareholder meeting.

Name and Principal Occupation	Age	Trustee Since	Independent	Committee Memberships
				AC	CC	NC
David W. Faeder±	66	2003	Yes	✓$		✓
Managing Partner Fountain Square Properties/Managing Member Kensington Senior Living
Elizabeth I. Holland	57	2017	Yes	✓	C
Chief Executive Officer/Abbell Credit Corporation and Abbell Associates, LLC
Nicole Y. Lamb-Hale	56	2020	Yes		✓	✓
Vice President and Chief Legal Officer/Cummins Inc.
Thomas A. McEachin	70	2022	Yes		✓	✓
Former Group Chief Financial Officer/Covidien Surgical Solutions
Anthony P. Nader, III	59	2020	Yes	✓$		C
Managing Director/SWaN & Legend Venture Partners
Gail P. Steinel	66	2006	Yes	C$	✓
Owner/Executive Advisors
Donald C. Wood	62	2003	No
Chief Executive Officer/Federal Realty Investment Trust

Legend:

AC-Audit Committee; CC-Compensation and Human Capital Management Committee; NC-Nominating and Corporate Governance Committee

±	Indicates Chairman of the Board

C	Indicates Committee Chair

$	Indicates Audit Committee Financial Expert

Federal Realty 2023 Proxy Statement 2

➢	ENVIRONMENTAL, SOCIAL AND GOVERNANCE SNAPSHOT

Our environmental, social and governance (“ESG”) initiatives are directly tied to supporting our business objective of using our real estate to create long-term value for all of our constituencies, including our shareholders. We have focused our efforts around the five areas that we believe are most impactful to supporting our business objectives.

Advance Decarbonization* Minimize the carbon footprint of our Company and our assets	✓	Science Based Target to reduce Scope 1&2 GHG emissions by 46% by 2030 (2019 baseline)
	✓	≈22% Scope 1&2 GHG emissions reduction from 2019 through 2021
	✓	5 million square feet of LEED certified buildings constructed and in service
	✓	60% of electric consumption in 2021 provided by green sources
	✓	89% properties fully or partially upgraded with energy efficient LED lighting in landlord controlled areas
	✓	14 MW solar power generating capacity in solar arrays at 25 properties

Strengthen Resiliency* Invest in and manage our assets to protect value from increasing frequency and severity of weather related events and other hazards of climate change
	✓	Climate change scenario analysis using RCP 8.5 showing minimal financial risk over short-, medium- and long-term
	✓	Management of water usage through technology and landscaping choices
	✓	Focus on increasing waste diverted to recycling
	✓	Physical risk exposures incorporated into property level capital planning and investment decisions

Connect Communities* Use our real estate to contribute to social and economic prosperity of the community and advance social equity	✓	$425 million invested in partnership with Primestor Development in historically underrepresented communities
	✓	Local cultural programming and events at properties
	✓	Support local philanthropic initiatives and tenants
	✓	Feature work of local artists in art installations at our properties
	✓	Significant contributions to tax base of communities

Empower Teams* Create a work environment that is diverse, engaging and helps employees grow personally and professionally	✓	Competitive pay and benefits
	✓	Average tenure in excess of 8 years
	✓	Pay equity analysis shows no pay anomalies based on race or gender
	✓	Women represented 53% of our workforce and 75% of all promotions
	✓	Minorities represented 47% of all new hires and 24% of all promotions
	✓	Comprehensive health and wellness programs through our Be Well with Federal program

Federal Realty 2023 Proxy Statement 3

Govern Responsibly* Establish foundation to run the Company ethically with appropriate fiscal and decision making controls to manage risk	✓	Annual election of all trustees
	✓	Independent Non-Executive Chairman
	✓	Majority voting and proxy access for trustee elections
	✓	Prohibition on hedging and pledging our shares combined with clawback policy and equity hold requirements

* All information provided is as of December 31, 2022 unless otherwise indicated.

More information about our ESG program can be found in our 2021 Environmental Social and Governance Report which is available under the ESG tab on our website and can be accessed by using this link 2021 ESG Report by Federal 1962 - Issuu/. The report provides additional, detailed information in alignment with the frameworks established by the Global Reporting Initiative, Task Force for Climate Related Financial Disclosures and Sustainability Accounting Standards Board.

Some of the areas where we have been recognized for our ESG efforts include the following:

Governing the Company

➢	GOVERNANCE DOCUMENTS

The Board is responsible for providing governance and oversight of the strategy, operations and management of the Company and has delegated to our senior management the authority to manage the day-to-day operations of the Company. The Board has adopted the following policies:

◾	Corporate Governance Guidelines
◾	Code of Business Conduct
◾	Code of Ethics for our Senior Financial Officers

These documents are reviewed periodically and revised when needed to reflect changing regulatory and governmental requirements and best practices. Complete copies of these documents are available in the Investor/Corporate Governance section of our website at www.federalrealty.com. Printed copies of these documents are available upon written request to our Investor Relations department at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852.

Federal Realty 2023 Proxy Statement 4

➢	GOVERNANCE POLICIES AND PROCEDURES

Our commitment to good governance is an integral part of our business. Highlights of our corporate governance practices include:

✓	Annual election of Trustees	✓	Independent non-executive chairman since 2003	✓	Board oversight of ESG, cyber security, data protection and human resources
✓	Annual Board and Trustee evaluations	✓	Majority voting in uncontested elections	✓	Proxy access for all shareholders
✓	Prohibition on Trustees and management hedging and pledging our shares	✓	Shareholder approval required to classify our Board	✓	Robust stock ownership guidelines in place for Trustees and senior management

➢	BOARD LEADERSHIP

Our Board has been led by an independent, Non-Executive Chairman for the past 20 years. Mr. Faeder has filled that role since May 2021. The Board determined and continues to believe that separating the roles of Board chairman and CEO is the most effective way to govern the Company. The separation allows our Chairman to focus on Board administration, to facilitate communication among Trustees and to serve as a liaison to our CEO while allowing our chief executive to focus on the day-to-day management and implementation of long-term strategy of the Company.

➢	BOARD AND COMMITTEE MEETINGS

The Board met six (6) times in 2022 and each trustee attended at least 75% of the meetings of the Board and the committees on which that trustee serves. Our practice is for all trustees to attend all meetings of each of the Board’s standing committees to ensure that each Trustee is fully informed on all issues facing the Company and has the opportunity to participate in discussions surrounding those issues. Only trustees who are members of the specific committee are entitled to vote on matters presented to that committee. At each quarterly meeting, the Trustees met in executive session with all Trustees and then with just non-management Trustees, all of whom are independent. All Trustees are also expected to attend our annual shareholder meeting and all then-serving Trustees attended the annual shareholder meeting.

➢ BOARD COMMITTEES

100% Attendance at the annual shareholder meeting 96% Attendance by Trustees of total Board meetings and meetings of Committees on which they serve

The Board has three standing committees – the Audit Committee, the Compensation and Human Capital Management Committee (“Compensation Committee”) and the Nominating and Corporate Governance Committee (“NCGC”). Each committee operates under a written charter that is available in the Investors/Corporate Governance section of our website at www.federalrealty.com. Each committee consists entirely of independent, non-employee trustees.

Federal Realty 2023 Proxy Statement 5

AUDIT COMMITTEE
Members Gail P. Steinel (Chair)* David W. Faeder* Elizabeth I. Holland Anthony P. Nader, III* Number of Meetings in 2022: 4 * Audit committee financial expert as defined by the SEC.	The Audit Committee’s responsibilities include:
	✓	Select and oversee our independent auditor
	✓	Oversee our financial reporting including reviewing results with management and independent auditors
	✓	Oversee internal audit function
	✓	Oversee adequacy and integrity of financial statements, financial reporting and disclosures

	✓	Oversee financial risks and risks related to cybersecurity, data security and information protection
	✓	Review and approve any related party transactions requiring disclosure
Additional information on the Audit Committee is included in the Audit Committee Report and “Proposal 3: Ratification of Independent Registered Public Accounting Firm” beginning on page 41.

COMPENSATION COMMITTEE
Members Elizabeth I. Holland (Chair) Nicole Y. Lamb-Hale Thomas A. McEachin* Gail P. Steinel Number of Meetings in 2022: 2 * Joined the Committee on October 1, 2022.	The Compensation Committee’s responsibilities include:
	✓	Evaluate performance of our CEO and recommend annual compensation and benefits for our CEO
	✓	Review and approve compensation and benefits for our senior officers, including our NEOs
	✓	Administer certain other benefit plans of the Company
	✓	Review and approve employment related agreements for senior officers, including our NEOs

	✓	Administer and make equity awards under our long-term plan
	✓	Oversee key strategies and human resource policies and practices for all employees

The Compensation Committee report is included at page 30 of this proxy statement and more detail on the work of the Compensation Committee is included in the “Compensation Discussion and Analysis” beginning on page 19.

Federal Realty 2023 Proxy Statement 6

NOMINATING COMMITTEE

Members

Anthony P. Nader, III (Chair)*

David W. Faeder

Nicole Y. Lamb-Hale

Thomas A. McEachin**

Number of Meetings in 2022: 2

* Committee chair as of October 1, 2022

**Joined the committee on October 1, 2022.

The Nominating Committee’s responsibilities include:
✓	Identify and recommend individuals to stand for election to the Board
✓	Develop and oversee corporate governance policies and procedures
✓	Oversee annual trustee evaluation process
✓	Recommend members of the Board to serve on its committees and in leadership roles

✓	Oversee corporate responsibility and ESG efforts and monitor priorities and progress on goals

➢	BOARD’S ROLE IN RISK OVERSIGHT

The full Board has overall responsibility for risk oversight which it accomplishes directly and through its committees. The Board’s committees are primarily responsible for certain matters relating to the risks inherent in the committees’ respective areas of oversight as set forth in the committee charters. One of the primary ways the Board and its committees discharge their risk oversight responsibilities is through regular reporting from management which identifies key risks to enable the Board and management to identify and implement appropriate measures to manage and mitigate those risks. The chart below provides more detail on how the Board oversees risk management for the Company. The Board believes that this structure and division of responsibility is the most effective way to monitor and manage the Company’s risk.

Federal Realty 2023 Proxy Statement 7

➢	BOARD AND COMMITTEE EVALUATION PROCESS

Our Board and each standing committee conducts an annual evaluation that covers overall effectiveness of the Board and the committee as well as the effectiveness of each individual trustee. The NCGC leads the process for the evaluation of the overall Board and each individual trustee and each committee chair leads the evaluation process for his or her committee. Results of the evaluations are taken into account in determining trustees to stand for election at the next annual meeting and in determining committee assignments and leadership roles.

Federal Realty 2023 Proxy Statement 8

COMMITTEE ASSESSMENTS	TRUSTEE EVALUATIONS
Annual assessment by each committee of its effectiveness using a committee specific list of topics to guide an in-depth discussion of performance.	Each Trustee completes a confidential questionnaire evaluating the performance of each other trustee with the results provided to the chair of the NCGC.

Topics include:	Topics include:
∎ Skills and expertise of committee members ∎ Adherence to committee charter ∎ Committee specific topics ∎ Information provided by and access to management	∎ Preparedness for meetings and understanding company business ∎ Overall contributions to Board and Committees ∎ Skill set ∎ Effectiveness in leadership roles (if applicable)

One-on-One Discussions
The chair of NCGC discusses the individual assessments and overall Board effectiveness with each trustee. The Board chairman conducts the same process for the NCGC chair.
CONTINUAL FEEDBACK
The Board and the committees provide ongoing feedback on Board and Trustee performance throughout the year outside the formal evaluation process through executive session discussions.
Results Summary and Action Taken
Results of the assessments are provided to and discussed by the full Board. Identified issues are addressed with changes incorporated into Board policies and governance as needed.

➢	SUCCESSION PLANNING

The Board is responsible for ensuring that we have a high performing management team in place. The Board regularly conducts a detailed review of management development and succession planning activities to ensure that top management positions, including the CEO role, can be filled without significant interruption both in an emergency situation as well as on a longer-term basis.

➢	COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with the Board or any Trustee by sending the communication to the intended recipient at c/o Corporate Secretary, 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852. Any communication which indicates it is for the Board of Trustees or fails to identify a particular Trustee will be deemed to be a communication intended for our Non-Executive Chairman of the Board. Our Secretary will promptly forward to the appropriate Trustee all communications received for the Board or any individual Trustee which relate to our business, operations, financial condition, management, employees or similar matters. Our Secretary will not forward to any Trustee any advertising, solicitation or similar materials.

➢	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Ms. Holland, Ms. Lamb-Hale, Mr. McEachin and Ms. Steinel. From January 1 through September 30, 2022, Mr. Ordan, a former trustee, also served on the Compensation Committee. There are no Compensation Committee interlocks and no member of the Compensation Committee serves, or has in the past served, as an employee or officer of the Company.

Federal Realty 2023 Proxy Statement 9

➢	RELATED PARTY TRANSACTIONS

Our Trustees and employees are required to deal with the Company on an arms-length basis in any related party transaction. Transactions between us and any of our Trustees or corporate officers must be approved in advance by the Audit Committee. Audit Committee approval is not required for us to enter into a lease with an entity in which any of our Trustees is a director, employee or owner so long as the lease is entered into in the ordinary course of business and is negotiated at arms-length and on market terms.

We have no related party transactions with any of our Trustees that are required to be disclosed. None of our named executive officers has any indebtedness to the Company or any relationship with the Company other than as an employee and shareholder. Employment and change-in-control arrangements between the Company and the named executive officers are described in the “Potential Payments on Termination of Employment and Change-in-Control” section below.

➢	TRUSTEE INDEPENDENCE

The Board has adopted a standard designed to assist the Board in assessing trustee independence. This standard, included in our Corporate Governance Guidelines, states that a Trustee’s position as a director, officer or owner of a company with which we do business does not constitute a material relationship impacting independence so long as payments made by that company do not account for more than five percent (5%) of our gross revenues or more than ten percent (10%) of the gross revenues of that company. The Board performs an annual review of independence of all trustees and nominees. In order to make a determination that an individual is independent, the Board has to affirmatively conclude that the individual does not have any direct or indirect material relationship with the Company. This independence determination takes into account the requirements of our Corporate Governance Guidelines and any additional requirements imposed by law, regulation or the New York Stock Exchange (“NYSE”) listing standards and is only made after a thorough review of all relationships that exist between the Company and a trustee.

Based on this review process, the Nominating Committee recommended, and the Board concluded, that all of our Trustees, other than Mr. Wood, our chief executive officer, are independent under all applicable standards for service on the Board and each of its committees. In making this determination, the Board considered certain indirect passive investments Mr. Nader has in three of the Company’s small shop tenants. The Board determined that Mr. Nader’s passive investment in three small shop tenants did not constitute a material relationship with the Company and would not interfere with Mr. Nader’s ability to exercise independent judgment.

Proposal 1: Election of Trustees

On recommendation of the NCGC, our Board has nominated seven (7) candidates for election as trustees at the 2023 annual meeting of shareholders. All of the nominees are incumbent trustees and all nominees other than Mr. McEachin were elected by our shareholders in May 2022. Mr. McEachin was appointed to the Board in October 2022 to fill the vacancy created by the resignation of Mark S. Ordan. More detailed biographical information on each nominee can be found beginning on page 14.

At the 2023 Annual Meeting, each trustee will be elected to hold office for a one-year term expiring at the 2024 annual meeting of shareholders and until his or her successor is elected and qualified.

➢	VOTE REQUIRED AND MAJORITY VOTING STANDARD

You are entitled to cast one vote per share for each of the seven nominees. Proxies may not be voted for more than seven individuals. In an uncontested election such as this one, our Bylaws require that a nominee receive a majority of votes cast in order to be elected. Accordingly, any nominee who does not receive a majority of votes

Federal Realty 2023 Proxy Statement 10

cast will be required to resign from the Board within ninety (90) days. Broker non-votes and abstentions, if any, will not be treated as votes cast and as a result, will have no effect on the outcome of the vote for this proposal. Over the past 5 years, each nominee who has previously stood for election has received 93% or more of the votes cast at each shareholder meeting at which that nominee stood for election.

Prior to 2023, any nominee who did not receive a majority of the votes cast was required to submit a resignation but the Board had the ability to choose not to accept that resignation. The Board modified this policy to now require resignation with no ability for the Board to override that resignation. The Board believed this change was appropriate in order to ensure that shareholders had the ultimate say in electing their representatives.

Our Board recommends a vote FOR each of the seven nominees

➢	NOMINEE CHARACTERISTICS AND SELECTION

The NCGC has primary responsibility for identifying and recommending individuals to be added to the Board and to stand for election by shareholders. Individuals identified must have the highest personal and professional integrity, demonstrated exceptional intelligence and judgment, have proven leadership skills, be committed to our success, have the requisite skills necessary to advance our long-term strategy, and have the ability to work effectively with our Chief Executive Officer and other members of the Board. In addition, the committee assesses the contribution that a particular candidate’s skills and expertise will make with respect to guiding our strategy and management when considered as a whole with the skills and expertise of other trustees.

The chart below highlights some of the key qualifications and experience that our Board believes are relevant to the effective oversight of the Company and the execution of our long-term strategy and were considered as relevant for each nominee. The absence of a mark for an attribute for any nominee does not necessarily mean that the nominee does not possess that attribute; it means only that when the Board considered that nominee in the overall context of the composition of our Board, that attribute was not a key factor in the determination to

Federal Realty 2023 Proxy Statement 11

nominate that individual. Further information on each nominee’s qualifications and relevant experience is provided in the individual biographical descriptions below starting on page 14.

	Faeder	Holland	Lamb-Hale	McEachin	Nader	Steinel	Wood
NOMINEE QUALIFICATIONS AND EXPERIENCE

Qualification/Experience
Strategic Planning and Leadership	●	●	●	●	●	●	●
CEO/Executive Management	●	●	●	●	●	●	●
REIT/Public Company Executive	●		●				●
Public Company Board Service	●	●	●	●	●	●	●
Financial Expertise/Literacy	●	●		●	●	●	●
Real Estate Investing/Finance	●	●			●		●
Retail Industry		●			●
Risk Management	●	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●
Sustainability	●	●					●
DEMOGRAPHICS

Race/Ethnicity
Black or African American			●	●
White	●	●			●	●	●

Gender
Female		●	●			●
Male	●			●	●		●

To identify, recruit and evaluate qualified candidates for the Board, the Board first looks to individuals known to current Board members through business and other relationships. Mr. McEachin who was appointed to the Board in 2022 was identified by a trustee. If the Board is not able to identify qualified candidates in the foregoing way, the services of a professional search firm would be used. In addition, any shareholder, or a group of up to 20 shareholders, that has continuously owned for 3 years at least 3% of the Company’s outstanding common shares can nominate and include in the Company’s annual meeting proxy materials up to the greater of two trustees or 20% of the number of trustees serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws. For further information regarding submission of a trustee nominee using the Company’s proxy access Bylaw provision or otherwise, see the “Shareholder Proposals for the 2024 Annual Meeting” section starting at page 48.

Federal Realty 2023 Proxy Statement 12

➢	NOMINEE DIVERSITY AND TENURE

The Board believes that a mix of skills, qualifications, ages, tenure and diversity are important considerations in identifying nominees so that the Board as a whole has the different viewpoints needed to provide appropriate oversight of the Company’s business. Among the many items the Board takes into account, the Board specifically considers the gender and race/ethnicity of prospective nominees in order to ensure diverse representation on the Board.

AGE	TENURE	GENDER & ETHNIC DIVERSITY

Average age of independent trustees 62.3 years	Average tenure of independent trustees 8.3 years	Committees chaired by women 67%

➢	OUR NOMINEES

The following biographical descriptions set forth certain information with respect to each nominee for election at the 2023 Annual Meeting as well as the specific experience, qualifications, attributes and skills that led to our Board’s conclusion that each nominee should serve as a trustee of our Company.

Federal Realty 2023 Proxy Statement 13

DAVID W. FAEDER Age: 66 Trustee Since: 2003 Non-Executive Chairman Managing Partner Fountain Square Properties and Managing Member Kensington Senior Living	ELIZABETH I. HOLLAND Age: 57 Trustee Since: 2017 Chief Executive Officer Abbell Credit Corporation and Abbell Associates, LLC

Mr. Faeder has been the managing partner of Fountain Square Properties since 2003 and managing member of Kensington Senior Living since 2011, both of which are focused on the ownership, operation and development of senior housing. Prior to that, he held various positions at Sunrise Senior Living from 1993 to 2003. Those positions included Vice Chairman, President and Executive Vice President-Chief Financial Officer. Mr. Faeder began his career in public accounting before moving into investment banking immediately prior to joining Sunrise. Mr. Faeder received a BS in Business Administration from Old Dominion University and an MBA from the Colgate Darden Graduate School of Business at the University of Virginia. Mr. Faeder has been designated by the Board as an audit committee financial expert in accordance with the SEC definition.

Skills and Qualifications

Mr. Faeder has deep levels of experience in leadership, real estate investment and development as well as finance and accounting acquired from his time as a private investor and as a public company real estate CFO coupled with his public company and accounting background. This experience provides valuable perspective on our investment decisions, alignment of our capital structure to support those investments and on our financial reporting. His experience in senior living also provides valuable insights for a growing area that could be a source of additional value creation at a number of our properties.

Other Public Company Directorships:

Arlington Asset Investment Corp.

Committees:

Audit Committee

Nominating Committee

Ms. Holland is the Chief Executive Officer of Abbell Credit Corporation and Abbell Associates, LLC, a private retail real estate company. She has held that position since 1997. Prior to that, she served as a senior staff attorney on the Congressional Bankruptcy Review Commission (1996-1997), as a business reorganization attorney at Skadden, Arps, Slate, Meagher & Flom (1993-1996) and as a fixed income portfolio manager at Brown Brothers Harriman & Company from (1989-1990). From 2016-2017, Ms. Holland served as the Chairman of the Board of Trustees for ICSC (f/k/a International Council of Shopping Centers) and has served as a trustee for that organization since 2004. Ms. Holland earned a BA from Hamilton College and a JD from Brooklyn Law School. In addition to her public board service, Ms. Holland serves on the boards of 1000 Friends of Iowa, a non-profit organization focused on responsible land use, and Primo Center for Women & Children whose mission is to provide family shelter and permanent supportive housing and other supportive services to homeless families in Chicago.

Skills and Qualifications

Ms. Holland brings valuable insights into retailers and the retail industry in general from her time in leadership positions with ICSC and her own investing experience in retail real estate as well as a wealth of business and leadership experience from running a private real estate company. Those perspectives are invaluable for a retail based real estate company.

Other Public Company Directorships:

VICI Properties, Inc.

Committees:

Audit Committee

Compensation Committee (Chair)

Federal Realty 2023 Proxy Statement 14

NICOLE Y. LAMB-HALE Age: 56 Trustee Since: 2020 Vice President and Chief Legal Officer Cummins Inc.	THOMAS A. McEACHIN Age: 70 Trustee Since: 2022 Retired Vice President and Group Chief Financial Officer Covidien Surgical Solutions

Ms. Lamb-Hale is the Vice President and Chief Legal Officer of Cummins Inc., a position she has held since 2021, overseeing all legal affairs and related risk management. Prior to that, she was a Managing Director at Kroll, a global governance, risk and transparency consultant (2016-2021), a Senior Vice President at Albright Stonebridge Group (2013-2016), a global strategy consultancy, and served as the Assistant Secretary of Commerce for Manufacturing and Services in the International Trade Administration of the U.S. Department of Commerce (2010-2013) and as the Deputy General Counsel for the U.S. Department of Commerce (2009-2010). Ms. Lamb-Hale is a licensed attorney who began her career at law firms (1991-2009) where she practiced in the areas of business restructuring and public finance. Ms. Lamb-Hale earned an AB in Political Science from the University of Michigan and a JD from Harvard Law School. In addition to her service on Federal’s Board, Ms. Lamb-Hale serves on the board of Delta Parent Holdings, Inc. as well as the boards of various non-profit groups including the American Leadership Initiative and the Center for International Private Enterprise.

Skills and Qualifications

Ms. Lamb-Hale’s 30 years of experience, spanning the private and public sectors, in law, executive level risk management and mitigation, and restructuring, coupled with her leadership skills gained from her varied executive roles, provides the company with diverse and valuable insights as it develops and implements its current and long-term business strategies.

Committees:

Compensation Committee

Nominating Committee

Mr. McEachin has served as Vice President and Group Chief Financial Officer (2008-2012) at Covidien Surgical Solutions, a division of Covidien plc, a global health care products company and manufacturer of medical devices and supplies. From 1997 to 2008, Mr. McEachin served in various finance capacities at United Technologies Corporation, a global leader in the aerospace and building industries, and its subsidiaries, including as chief Investor Relations officer, Vice President and Controller of Pratt & Whitney, and Vice President and Chief Financial Officer of UTC Power. Prior to that, he held several executive positions with Digital Equipment Corporation, a vendor of computer systems, including computers, software, and peripherals, from 1986 to 1997. Mr. McEachin was with Xerox Corporation, a global corporation that sells print and digital document products and services, from 1975 to 1986, serving as Controller of the procurement organization. Mr. McEachin formerly served as a trustee and officer of the Wadsworth Atheneum (Hartford, CT), the oldest public art institution in the United States, serving on their executive, finance and investment committees. He also is a past board member of the Connecticut Science Center and chair of the audit committee. Mr. McEachin holds a B.S. from New York University and an MBA from Stanford University

Skills and Qualifications

Mr. McEachin’s history as a CFO plus his extensive finance and executive management experience and in-depth knowledge as a CFO of financial reporting, compliance, accounting and controls and corporate governance matters provides the company with important skills.

Other Public Company Directorships:

Pediatrix Medical Group, Inc.

Surgalign Holdings, Inc.

Committees:

Compensation Committee

Nominating Committee

Federal Realty 2023 Proxy Statement 15

ANTHONY P. NADER, III Age: 59 Trustee Since: 2020 Managing Director of SWaN & Legend Venture Partners	GAIL P. STEINEL Age: 66 Trustee Since: 2006 Owner of Executive Advisors

Mr. Nader is a Managing Director of SWaN & Legend Venture Partners, an investment firm that Mr. Nader co-founded in 2006, making investments in growth-oriented companies. Mr. Nader also serves as Vice Chairman of Asurion, a privately held company with over 19,000 employees that provides technology protection to approximately 300 million customers worldwide. In 2008, Mr. Nader successfully merged his prior company, National Electronics Warranty (“NEW”) with Asurion. Mr. Nader joined NEW in 1990 as Chief Operating Officer, was named President in 1999 and Chief Executive Officer in 2006, a position he held until 2013. Under his leadership, NEW grew to be the largest global provider of extended service plans for the consumer electronics and appliance industry. Mr. Nader earned a BSBA in Finance from John Carroll University and an MBA from Weatherhead School of Management at Case Western Reserve University. Mr. Nader also serves as the Chairman of the Inova Health System Board of Trustees. Mr. Nader has been designated by the Board as an audit committee financial expert in accordance with the SEC definition.

Skills and Qualifications

Mr. Nader provides our Board with more than 30 years of business and leadership experience as well as a deep investment background in both real estate and growth-oriented companies including retailers. This background complements others on our Board and adds to our depth of financial and investing expertise that is so critical to the success of the Company.

Other Public Company Directorships:

Arlington Asset Investment Corp.

Committees:

Audit Committee

Nominating Committee (Chair)

Ms. Steinel is the owner of Executive Advisors (2007-present), a business that provides consulting services to chief executives and senior officers and leadership seminars/speeches to various organizations. Prior to creating her own consulting firm, Ms. Steinel was the Executive Vice President of Global Commercial Services of Bearing Point (2002-2007) and a global managing partner for Arthur Andersen’s Business Consulting Practice (1984-2002) after beginning her career as an auditor at Arthur Andersen (1977-1984). Ms. Steinel received a BA in Accounting from Rutgers University. Ms. Steinel’s public company board service experience includes MTS Systems Corporation (2009-2020). In addition, Ms. Steinel serves on the boards of Invesque, Inc., a Toronto stock exchange company that invests in a highly diversified portfolio of properties across the health care spectrum throughout the US and Canada, DAI, an international development company that tackles fundamental social and economic development problems caused by inefficient markets, ineffective governance, and instability, and the Center for Hope & Safety, a nonprofit that assists women and children suffering from domestic violence. Ms. Steinel has been designated by the Board as an audit committee financial expert in accordance with the SEC definition.

Skills and Qualifications

Ms. Steinel’s history as a CPA combined with her more than 35 years of experience in auditing, leadership, leadership development and financial systems provides us with valuable insights on leadership, leadership development, risk management and systems operations.

Prior Public Company Directorships:

MTS Systems Corporation

Committees:

Audit Committee (Chair)

Compensation Committee

Federal Realty 2023 Proxy Statement 16

DONALD C. WOOD Age: 62 Trustee Since: 2003 Chief Executive Officer of Federal Realty Investment Trust

Mr. Wood currently serves as our Chief Executive Officer, a role he has held since 2003. Before assuming that role, he served as our President (2001-2003) and held the titles of Chief Operating Officer and Chief Financial Officer at various points from 1998-2003. Prior to joining Federal, Mr. Wood served as the Chief Financial Officer for Caesers World, Inc. (1996-1998), the Assistant/Deputy Controller of ITT Corporation (1990-1996), the VP of Finance for Trump Taj Mahal Associates (1989-1990) and as an audit manager with Arthur Andersen (1982-1989). Mr. Wood is a CPA and received a BS in Business Administration from Montclair State College. Mr. Wood previously served as a director of public companies Quality Care Properties (2016-2018) and Post Properties (2011-2016). In addition to his public company board service, Mr. Wood served as Chairman of the Board of Trustees of the National Association of Real Estate Investment Trusts (2011-2012) and previously served on the Board of Governors of ICSC (f/k/a International Council of Shopping Centers).

Skills and Qualifications

Mr. Wood’s 25 years of experience with Federal, including his responsibilities as chief executive officer and as a REIT CFO, provide the Board with familiarity and details on all aspects of the operations and financial condition of the Company.

Prior Public Company Directorships:

Quality Care Properties

Post Properties

➢	TRUSTEE COMPENSATION

As of December 31, 2022, our standard arrangement for compensation for our non-management trustees included the following:

Trustee Compensation Element	Amount	Payment Form

Board Service

Annual Retainer	$ 200,000	40% cash; 60% equity

Annual Retainer Non-Executive Chairman	$ 225,000	60% cash; 40% equity

Committee Chairs

Audit Committee	$ 25,000	Cash

Compensation Committee	$ 15,000	Cash

Nominating Committee	$ 15,000	Cash

All amounts are prorated for any partial years of service and shares issued are fully vested on the grant date.

Our non-management Trustees are required to maintain ownership of our shares having a value equal to at least 5 times the amount of their annual cash retainer. This requirement must be met within 5 years after joining the

Federal Realty 2023 Proxy Statement 17

Board. As of December 31, 2022, all of our Trustees who have been on the Board for 5 or more years were in full compliance with this ownership requirement. We expect our newest Trustees who joined the Board in 2020 and 2022 to be in compliance with this equity ownership requirement within the 5-year time frame.

The actual compensation awarded to our Trustees for service in 2022 was as follows:

	Annual Retainer		Committee

Name	Paid in Cash	Paid in Shares(1)	Chair Fees	Total

David W. Faeder	$135,000	$90,000	$-	$225,000

Elizabeth I. Holland	$80,000	$120,000	$15,000	$215,000

Nicole Y. Lamb-Hale	$80,000	$120,000	$-	$200,000

Thomas A. McEachin(2)	$20,164	$30,247	$-	$50,411

Anthony P. Nader, III(3)	$80,000	$120,000	$3,781	$203,781

Mark S. Ordan(4)	$149,589	$-	$11,219	$160,808

Gail P. Steinel	$80,000	$120,000	$25,000	$225,000

Total	$624,753	$600,247	$55,000	$1,280,000

(1)

Shares were issued on January 3, 2023 with the number of shares received by each Trustee determined by dividing the amount to be paid in shares by $101.04, the closing price of our shares on the NYSE on December 30, 2022.

(2)	Prorated for partial year of service. Mr. McEachin joined the Board on October 1, 2022.
(3)	Committee chair fee is pro-rated for partial year of service as chair of the NCGC beginning October 1, 2022.
(4)	Prorated for partial year of service as a trustee and as chair of the NCGC ending September 30, 2022.

Proposal 2: Approving our Executive Compensation

We are seeking an advisory vote to approve our executive compensation for 2022. We have always held our “Say on Pay” vote annually and are asking our shareholders for input this year as to the frequency with which to hold that vote in the future. See Proposal 3: Approving Frequency of Say on Pay Vote starting on page 40. Although this “Say on Pay” vote is advisory and is not binding on our Board, our Compensation Committee will take into consideration the outcome of the vote when making future executive compensation decisions.

The text of the resolution if Proposal 2 is passed is:

RESOLVED, that the shareholders of the Company hereby approve, on an advisory basis, the compensation of our NEOs as described in the CD&A and the Executive Compensation section that follows as required by Item 402 of Regulation S-K.

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal.

Our Board has designed our current executive compensation program to appropriately link compensation realized by our named executive officers to our performance and properly align the interests of our named executive officers with those of our shareholders. The details of this compensation for 2022, and the reasons we awarded it, are described in the “Compensation Discussion and Analysis,” starting below.

Our Board recommends a vote FOR the compensation of our NEOs

Federal Realty 2023 Proxy Statement 18

Compensation Discussion and Analysis

Named Executive Officers (“NEO”)
DONALD C. WOOD Chief Executive Officer Age: 62 Joined Federal: 1998 In position since: 2003

JEFFREY S. BERKES President and Chief Operating Officer Age: 59 Joined Federal: 2000 In position since: 2021

DANIEL GUGLIELMONE EVP-Chief Financial Officer and Treasurer Age: 56 Joined Federal: 2016 In position since: 2016

DAWN M. BECKER EVP-General Counsel and Secretary Age: 59 Joined Federal: 1997 In position since: 2002

Federal Realty 2023 Proxy Statement 19

  INTRODUCTION

➢	2022 BUSINESS HIGHLIGHTS SUPPORTING COMPENSATION DECISIONS

Business accomplishments for the year ended December 31, 2022 that were considered in compensation decisions included the following:

FFO Per Share Growth

FFO per diluted share* of $6.32 representing growth of 13.5% over 2021 driven by improved occupancy, increasing rents, strategic acquisitions, new projects coming on line, and strong balance sheet management

Record Leasing Activity	Signed 475 new and renewal comparable space leases covering ≈ 2 million square feet of space and more than $74 million of year 1 revenue
Significant Occupancy Improvement	Achieved commercial occupancy of 92.8%, an increase of more than 3.3% over the lowest level of occupancy experienced in more than 15 years resulting from high level of COVID related tenant failures
Productive Capital Recycling	Raised $136M through sale of non-strategic, slow growing assets and invested $526M into more productive, higher yielding, faster growing operating assets with potential for additional value creation
55th Year of Dividend Increases	Raised the dividend on our common shares for the 55th consecutive year, a record in the REIT industry, representing a compound annual growth rate of 7% over that 55-year period
Sustainability**	Achieved ≈ 22% decrease in Scope 1 and 2 GHG emissions through 2021 versus 2019 baseline in alignment with our 2030 GHG reduction target set in accordance with the Science-Based Target initiative

*	FFO per diluted share (“FFO per share”) is a non-GAAP financial measure that we consider significant in our business. See Appendix A for a reconciliation of FFO per share to net income.
**	See pages 3 - 4 for more information on sustainability initiatives and achievements.

➢	PROGRAM PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy and practices reflect a commitment to paying for performance – both short-term and long-term. Our programs are designed to attract, retain, motivate and reward talented, experienced executives to successfully manage our business, execute our strategy and drive shareholder value. We have three key objectives within this philosophy:

•	Establish a strong link between pay and performance
•	Align the financial interest of our NEOs with our shareholders, particularly over the longer term
•	Reinforce business strategies and objectives and drive sustained shareholder value

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➢	EXECUTIVE COMPENSATION PRACTICES

The following table summarizes key governance elements related to our compensation programs:

What We Do	What We Don’t Do
Maintain a pay mix that is heavily performance-based	Have employment agreements with our NEOs with required fixed compensation increases

Align compensation with company and individual performance	Grant options below fair market value or reprice options

Seek annual shareholder advisory approval of executive compensation	Permit hedging or pledging of our shares

Maintain strong stock ownership guidelines of 7x base salary for our CEO and 2.5x base salary plus annual bonus for our other NEOs	Provide perquisites that are not made available to all of our employees

Maintain incentive compensation clawback policy

Conduct annual compensation risk assessment

➢	COMPONENTS OF COMPENSATION

The following table sets out the three components of our compensation plan as well as key information about each component.

	Pay Component	Time	Metric	Purpose	Impact
Annual / Short-Term	Base Pay See p. 23 for more information	1 year	Individual performance	To provide fair and competitive compensation for individual performance and level of responsibility of position held	Attract and retain talent	Fixed

	Annual Performance Bonus See p. 23 for more information	1 year	FFO per share Individual performance	To provide performance based annual cash awards to motivate and reward employees for achieving our short-term business objectives	Drive near-term corporate and individual performance goals	Variable / At risk
Long-Term	Equity Incentive See p. 24 for more information	3 years	Relative total shareholder return (34%) FFO multiple premium (33%) Return on invested capital (33%)	To provide performance-based equity compensation in the form of restricted shares to drive longer-term business objectives	Drive medium-term performance goals and retain talent

  COMPENSATION SETTING PROCESS

➢	ANNUAL COMPENSATION DECISION MAKING

Our Compensation Committee develops and executes our executive compensation program on behalf of the Board, including creating compensation programs and policies, setting target compensation levels for our NEOs, setting performance metrics for incentive compensation plans, establishing expectations for individual NEO performance and determining payouts of incentive compensation for completed performance periods.

Federal Realty 2023 Proxy Statement 21

In setting NEO compensation, the Compensation Committee considers competitive market data for similar jobs and job levels in the market, Company performance measured against financial metrics and targets established by the Compensation Committee, general business climate and each individual’s experience, knowledge, skills and personal contributions.

➢	ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee approves all final compensation arrangements for our NEOs including final payouts under our incentive compensation programs. It also oversees an annual evaluation of our CEO’s performance by all of our independent Trustees.

➢	ROLE OF MANAGEMENT

Our CEO makes recommendations to the Compensation Committee regarding compensation for our NEOs (other than himself) taking into account Company performance, each executive’s personal contributions to the Company’s accomplishments and relevant market data.

➢	ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee retained Semler Brossy Consulting Group (“SBCG”) to provide market compensation information for each of our NEOs for 2022. SBCG provided independent advice to the Compensation Committee and did not provide any services to management. The Compensation Committee reviewed the independence of SBCG and determined that there were no conflicts that would compromise SBCG’s independence.

  2022 COMPENSATION DECISIONS

➢	SETTING 2022 TARGET COMPENSATION

The Compensation Committee determined target compensation for each NEO by considering numerous individual factors for each NEO, including job responsibilities and skill sets, performance in their position, importance to achieving our corporate objectives, retention risk, ability to replace the role, previously issued equity awards and tenure with the Company. The Compensation Committee then considered the market data and report provided by SBCG to ensure that the total target compensation was competitive for the market.

Based on the market data provided by SBCG which showed that the target compensation of our NEOs was generally positioned between the 25th and 50th percentiles of the data sets, the Compensation Committee elected to increase the target compensation for each of our NEOs. The Compensation Committee did not set target compensation to meet any particular benchmark level, however, it did use the median of the market data provided by SBCG to help guide its 2022 decisions. After taking into the account the factors identified above, including the value of previously issued but unvested equity awards and the need to provide competitive compensation to motivate and retain our talent, the Compensation Committee set 2022 target compensation for our NEOs as shown below. Each of these targets is within +/-10% of the median target compensation as compared to the market data provided by SBCG for that NEO’s position.

		Target Annual Bonus		Target Long- Term Incentive	Total 2022 Target
	Base Pay	% of Base	Amount
Don Wood	$1,000,000	150%	$1,500,000	$6,000,000	$8,500,000
Jeff Berkes	$650,000	100%	$650,000	$1,000,000	$2,300,000
Dan Guglielmone	$575,000	100%	$575,000	$1,000,000	$2,150,000
Dawn Becker	$575,000	100%	$575,000	$1,000,000	$2,150,000

Federal Realty 2023 Proxy Statement 22

These target pay packages are heavily weighted to components that are paid based on both company and individual performance which creates significant alignment between our NEOs and shareholders.

CEO Pay Mix	Base Pay	Annual Bonus	Long-Term
	12%	18%	70%
		88% Performance-Based At Risk

Average Other NEOs Pay Mix	Base Pay	Annual Bonus	Long-Term
	27%	27%	46%
		73% Performance-Based At Risk

➢	INDIVIDUAL ELEMENTS OF 2022 PAY

Base Pay

The base pay levels established for each of our NEOs represent a modest portion of each individual’s total compensation package and the Compensation Committee believes them to be competitive and appropriate based on the market data provided by SBCG. Each NEO received a base pay increase in 2022 with this being the first increase for Mr. Wood since 2016 and the first increase for each of Mr. Guglielmone and Ms. Becker since 2019. The base pay increase for Mr. Berkes was part of the continued adjustment of his overall compensation package to market levels for his position which he was promoted into in 2021.

Annual Bonus Program

Our bonus plan is an annual cash incentive program designed to reward achievement for the current year based on achieving a level of FFO per share that the Committee has determined is necessary for the Company to achieve its business objectives for the year. The Compensation Committee has determined that FFO per share is the appropriate measure to use for our annual bonus program because it is a key annual metric used by investors, the Board and management to evaluate the Company’s annual performance and it reflects the full range of decision making and execution for the Company for the year. The Compensation Committee sets the required performance level for FFO per share at the beginning of each year with levels reflecting performance that ranges from acceptable at the threshold level to exceptional at the stretch level based on budgets reviewed by the entire Board. Approximately 95% of our employees participate in this annual bonus plan.

	Performance Levels
Performance Goal	Threshold	Target	Stretch	Actual
Payout as Percentage of Target	75%	100%	125%
FFO per share	$5.80	$5.92	$6.06	$6.32
			Final Payout	125.0%

When set in February 2022, the achievement levels of FFO per share represented approximately 4%, 6.25% and nearly 9% year-over-year growth at the threshold, target and stretch levels, respectively, with threshold performance exceeding prior year actual results. These growth levels were consistent with pre-pandemic expectations and reflected all known and anticipated operating conditions at the time. The significant outperformance from expectations was driven primarily by our team’s achievement of a record level of top line revenue. This record revenue was largely attributable to better than expected increases in occupancy and rental rates, fewer tenant failures, lower levels of bad debt and higher supplemental rent payments made by tenants based on the strength of their sales.

Each NEO had a maximum potential bonus opportunity established as a percentage of base pay combined with the performance level achieved by the Company. Our NEOs are entitled to receive 25% of the final bonus amount solely based on Company performance. The remaining 75% is earned based on the Compensation Committee’s assessment of each individual’s performance and whether that NEO achieved the objectives set out by the

Federal Realty 2023 Proxy Statement 23

Company within that NEO’s area of responsibility. Based on a review of each individual’s performance and the considerations outlined in detail on pages 26-27, the Compensation Committee elected to award each of our NEOs the full amount of the individual performance portion of his/her bonus potential.

			Actual Maximum Payout	Actual Earned
	Target (% Base Pay)	Target ($)		Company Performance	Individual Performance	Total Paid
NEO
Mr. Wood	150%	$1,500,000	$1,875,000	$468,750	$1,406,250	$1,875,000
Mr. Berkes	100%	$650,000	$812,500	$203,125	$609,375	$812,500
Mr. Guglielmone	100%	$575,000	$718,750	$179,688	$539,063	$718,750
Ms . Becker	100%	$575,000	$718,750	$179,688	$539,063	$718,750

Our NEOs have the option to receive up to 25% of the final bonus payout in the form of shares that vest equally over three years with accelerated vesting on death, disability, change in control and termination without cause. In consideration of the extended payment period for this portion of the bonus already earned, the employee receives shares valued at 120% of the portion of the annual bonus he/she elects to receive in shares. This option is made available to all participants in our annual bonus plan at the level of Director and above. The cash portion of the 2022 annual bonus is reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table in this proxy statement. The portion of the annual bonus paid in shares will be included in the “Stock Awards” column in the Summary Compensation Table and the Grants of Plan-Based Awards Table in next year’s proxy statement.

Long-Term Incentive Program

The largest portion of compensation for each of our NEOs comes from our equity based long-term incentive program that aligns the interests of our NEOs with shareholders by incentivizing our NEOs to identify and accomplish medium and longer-term business objectives that generate value through share price appreciation, dividend growth and prudent capital allocation decisions. Performance for purposes of our long-term incentive program is measured against the following preset metrics.

Plan Metric	Description
Relative Total Shareholder Return (34% weighting)

Compares our total shareholder return, taking into account share price appreciation and assuming reinvestment of dividends, against the total return achieved by the Bloomberg REIT Shopping Center Index (“BBRESHOP”) which is comprised of publicly traded companies that own and operate open air shopping centers. The Compensation Committee believes that the BBRESHOP provides an appropriate basis to compare our performance against similarly situated companies.

FFO Multiple Premium (33% weighting)

Compares the FFO multiple at which the Company is trading at the end of the performance period against the average FFO multiple at which all other public shopping center companies (other than the Company) are trading at that time. The FFO multiples are provided by a third party investment bank and it serves as a measure of investor expectations of our long-term growth potential and confidence in our management team versus other publicly traded open air shopping center companies.

Return on Invested Capital (33% weighting)

Reflects how effectively we have allocated our shareholders’ capital during the 3-year performance period and incentivizes sound, long-term investment decisions focused on generating strong future shareholder returns. The metric encompasses all aspects of capital allocation decisions. Required performance levels are established to reflect changing market expectations as we acquire, sell and develop assets.

Federal Realty 2023 Proxy Statement 24

The required performance levels for each of these metrics and the actual performance achieved for the 3-year performance period from 2020 through 2022 is set forth below.

		Performance Targets			Payout Factor
Performance Goal	Weighting	Threshold	Target	Stretch	Unweighted	Weighted
Payout as Percentage of Target		50%	100%	150%
Relative Total TSR	34%	5% < Index	Index	5% > Index	0%	0.0%
FFO Multiple Premium	33%	5% Premium	15% Premium	20% Premium	150%	49.5%
Return on Invested Capital	33%	6.00%	6.25%	6.50%	150%	49.5%
					Final Payout	99.0%

The Compensation Committee has the right to increase or decrease each NEO’s award under our long-term incentive program by up to 20% to reflect individual performance and chose not to exercise that discretion for any of our NEOs in 2022. See the discussions on pages 26-27 for the factors considered by the Compensation Committee in determining the final long-term incentive awards payable to our NEOs for the 2020 through 2022 performance period.

The equity awards under our long-term incentive program are paid in the form of restricted shares that are issued after completion of the 3-year performance period and then vest equally over an additional period of 3 years from the date they are earned and issued. As a result, each NEO is required to hold all of their earned shares for 1 year after they have been earned, two-thirds of their earned shares for 2 years after they are earned and one-third of their earned shares for 3 years after they are earned.

Performance Period	Award Earned	Shares Vest

The actual number of shares awarded to each of our NEOs is determined by dividing the amount of the award by the closing price of our shares on the NYSE on the date the awards are made.

There is no amount included in the Summary Compensation Table or Grants of Plan-Based Awards Table in this proxy statement for long-term incentive awards earned for the 2020-2022 performance period. Those amounts will be included in next year’s proxy statement. The long-term incentive awards included in the Summary Compensation Table and the Grants of Plan-Based Awards Table for our NEOs in this proxy statement relate to awards made in February 2022 for the 3-year performance period ending December 31, 2021.

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  2022 NEO PERFORMANCE SUMMARY

Listed below are the individual performance achievements for each of our NEOs that the Compensation Committee considered to be instrumental in its determination to award each of our NEO’s the full amount of compensation he or she was eligible to receive for 2022.

Donald C. Wood Chief Executive Officer
		Key Responsibilities

Mr. Wood is responsible for setting and overseeing the Company’s strategic direction and priorities, delivering both short- and long-term financial results, setting the culture for the Company and setting direction for all aspects of corporate responsibility.

		2022 Achievements

✓  Led the Company’s efforts to execute on our long-term strategy and objectives

✓  Led our overall efforts that drove record level top line revenue

✓  Led our strong leasing activity and significant increase in portfolio occupancy

✓  Led our diversity, equity and inclusion initiatives

✓  Led continued advancement of overall strategy and objectives on environmental, social and governance initiatives

✓  Led decisions on capital recycling intended to create significant future value for our shareholders

✓  Led establishment of ESG initiatives as high level corporate priorities to support our overall business objectives

2022 Compensation (in 000s)
Base Pay	$1,000
Annual Bonus	$1,875
Long-Term Equity	$5,940
Total	$8,815
Total as % of Target	104%

Jeffrey S. Berkes President and Chief Operating Officer
		Key Responsibilities

Mr. Berkes has overall responsibility for the performance of the Company’s operating assets, development and redevelopment projects as well as overall responsibility for property acquisitions and dispositions.

		2022 Achievements

✓  Oversaw Company-wide efforts that led to delivery of record level of top line revenue

✓  Led the Company’s capital recycling efforts with the sale of non-core, slower growing properties totaling $136 million and investment of $526 million into new operating assets with better growth and value creation prospects

✓  Oversaw historically strong year of comparable space lease signings that will deliver $74 million of new revenue in the first year of the lease terms

✓  Oversaw leasing and construction efforts that resulted in year over year gain of 1.1 million square feet of portfolio occupancy

2022 Compensation (in 000s)
Base Pay	$ 650
Annual Bonus	$ 813
Long-Term Equity	$ 990
Total	$2,453
Total as % of Target	107%

Federal Realty 2023 Proxy Statement 26

Daniel Guglielmone Executive Vice President Chief Financial Officer
		Key Responsibilities

Mr. Guglielmone has overall responsibility for all Company related financial activity including forecasting, reporting and capital allocation, in addition to management of investor relations activities and East Coast property transactions.

		2022 Achievements

✓  Co-led the Company’s capital recycling efforts with the sale of non-core, slower growing properties totaling $136 million and investment of $526 million into new operating assets with better growth and value creation prospects

✓  Improved our overall liquidity by increasing borrowing capacity by $550 million through a restructure of both our line of credit and bank term loan

✓  Strengthened our balance sheet with the issuance of $346 million of equity under our ATM program including through strategic use of forward contracts and other timely sales

✓  Led financial efforts enabling the Company to increase our annual dividend rate to common shareholders for the 55th consecutive year

2022 Compensation (in 000s)
Base Pay	$ 575
Annual Bonus	$ 719
Long-Term Equity	$ 990
Total	$2,284
Total as % of Target	106%

Dawn M. Becker Executive Vice President General Counsel
		Key Responsibilities

Ms. Becker has overall responsibility for all legal functions within the Company and heads all of our ESG efforts in addition to overseeing our Human Resources, Information Technology and other administrative functions.

		2022 Achievements

✓  Led the Company’s environmental, social and governance efforts, including achievement of our initial GHG reduction target, and establishment of more stringent, science-based targets for reduction of Scope 1 and 2 GHG emissions

✓  Led the Company’s progress to date on reducing Scope 1 and 2 GHG emissions

✓  Led the Company’s corporate sustainability reporting in line with the Global Reporting Initiative, Task Force on Climate-Related Financial Disclosures and Sustainability Accounting Standards Board

✓  Oversaw employee efforts that resulted in continued strong employee engagement results and advancement of DE&I initiatives

✓  Led continued technology system improvements and reporting to drive Company-wide efficiency and data availability and improved cyber security readiness

2022 Compensation (in 000s)
Base Pay	$ 575
Annual Bonus	$ 719
Long-Term Equity	$ 990
Total	$2,284
Total as % of Target	106%

Federal Realty 2023 Proxy Statement 27

  OTHER COMPENSATION PRACTICES AND POLICIES

➢	CONSIDERATION OF SAY ON PAY VOTE

The Company conducts an annual “say on pay” vote to approve executive compensation. At the 2022 annual meeting of shareholders, approximately 94% of the shares voted were in support of the compensation paid to our NEOs. Although the vote is advisory and non-binding on the Board, the Compensation Committee regularly considers the results of this vote in evaluating the Company’s compensation programs, including for 2022 compensation. In light of the feedback from our shareholders and the Committee’s evaluation, the Compensation Committee concluded that the Company provides executive competitive programs that effectively attract, motivate, reward and retain executives in a manner aligned with our shareholder interests and made no material changes to our executive compensation programs for 2022.

➢	NO HEDGING OR PLEDGING OF OUR SHARES

The Company prohibits all officers and Trustees from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds, and forward sale contracts) involving our securities.

➢	SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

We do not have employment agreements in place with any of our NEOs or any other employee which provides the Compensation Committee with maximum flexibility to modify compensation as warranted based on market conditions and Company considerations. We do, however, have in place with each of our NEOs a severance agreement that provides for certain payments and benefits to be provided to the NEO if he/she is terminated from employment under the conditions set forth in those agreements. The circumstances in which payments may be made and the potential amounts of those payments are described in more detail in the “Potential Payments on Termination of Employment and Change-in-Control” section below. We believe that the payments provided for in these agreements are consistent with market and important as part of the total compensation packages available for our NEOs.

➢	CLAWBACK POLICY

We have a clawback policy that provides for the return from an NEO of performance based compensation if that NEO has engaged in fraud or grossly negligent misconduct that results in us having to issue a restatement of financial results to correct material non-compliance with reporting requirements and the performance compensation paid to that NEO is more than it would have been based on the restated financial results. We will revise our clawback policy to comply with Rule 10D-1 under the Securities Exchange Act of 1934 adopted by the SEC in October 2022 once final rules are adopted by the NYSE.

➢	SHARE OWNERSHIP GUIDELINES

We maintain guidelines requiring each of our NEOs as well as other executive vice presidents to maintain a specific level of ownership of our shares as shown below. These guidelines are intended to link the interests of our NEOs and other vice presidents with the interests of our shareholders. Each individual subject to these guidelines has five years to achieve the required level of ownership after becoming subject to the guidelines.

Compliance with our ownership guidelines gets measured and reviewed by the Board at the end of each fiscal year and the ownership level of each of our NEOs as of December 31, 2022 is shown below based on the closing price of our shares on December 30, 2022.

Federal Realty 2023 Proxy Statement 28

Our NEOs were in compliance with our equity ownership requirements as of December 31, 2022.

➢	RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee completed its last annual review of our compensation programs and policies from a risk perspective in February 2023. The Compensation Committee does not believe that our programs encourage unnecessary or excessive risk or are likely to have a material adverse effect on the Company. Our compensation programs use both short- and long-term incentives with different metrics driven by corporate performance, and have differing performance requirements. Further, we have in place policies to mitigate risk including robust stock ownership requirements and vesting periods on equity awards made as part of our compensation programs.

➢	EQUITY GRANT PRACTICES

We do not have a practice or policy of timing our equity grants relative to the release of material non-public information. All of our options have an exercise price equal to the closing price of our shares on the date of grant and our 2020 Performance Incentive Plan expressly prohibits any repricing of options. The Compensation Committee has delegated to our CEO, in his capacity as a Trustee, authority to make equity awards to non-executive officers, subject to various limitations set forth in the delegation.

➢	TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code generally limits deductibility of compensation paid to our NEOs to $1 million. Although the Compensation Committee considers the impact of Section 162(m) in structuring compensation programs; the primary focus is on creating programs and compensation packages that address the needs and objectives of the Company regardless of the impact of Section 162(m). As a result, the Compensation Committee has made and may continue to make awards and to structure programs that are non-deductible under Section 162(m).

➢	HEALTH AND WELFARE BENEFITS

We provide health and welfare perquisites to our NEOs on the same basis as we provide those benefits to all employees. These benefits are competitive with those offered by companies with whom we compete for talent and provide another tool that allows us to attract and retain talented executives. Since 2005, we have agreed to provide to Mr. Wood, his spouse and one of his children continuation of health coverage after Mr. Wood’s termination upon death, disability, retirement, change in control or otherwise (other than a termination with cause or resignation). This coverage will continue as to Mr. Wood and his spouse until their death, or with respect to his spouse until divorce, if earlier, and coverage continues for one of Mr. Wood’s children until death. We are required to provide coverage of at least the same level as provided to Mr. Wood and his family at the time of his termination and such coverage will be secondary to certain other coverages that may be available to Mr. Wood and his family.

Federal Realty 2023 Proxy Statement 29

  COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by:

Elizabeth I. Holland, Chairperson

Nicole Y. Lamb-Hale

Thomas A. McEachin (as of October 1, 2022)

Gail P. Steinel

Federal Realty 2023 Proxy Statement 30

Compensation Tables and Narratives
➣
    SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation earned by or paid to the individuals who were NEOs for the fiscal years ended December 31, 2022, 2021 and 2020. All amounts are calculated in accordance with current SEC rules.

					Non-Equity Incentive	All Other

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Plan Compensation (4)	Compensation (5)	Total

Donald C. Wood (PEO)	2022	$1,000,000	$-	$6,474,391	$1,406,250	$35,391	$8,916,031

Chief Executive Officer	2021	$950,000	$-	$5,213,719	$1,335,938	$21,260	$7,520,917

	2020	$950,000	$-	$5,830,493	$534,375	$166,928	$7,481,796

Jeffrey S. Berkes	2022	$650,000	$-	$1,205,703	$609,375	$15,613	$2,480,691

President & Chief Operating Officer	2021	$575,000	$75,000	$3,131,027	$539,063	$14,486	$4,334,576

Daniel Guglielmone (PFO)	2022	$575,000	$-	$890,996	$718,750	$11,736	$2,196,482

Executive Vice President-	2021	$500,000	$75,000	$1,900,046	$468,750	$11,427	$2,955,223

Chief Financial Officer & Treasurer	2020	$500,000	$-	$968,270	$281,250	$236,818	$1,986,338

Dawn M. Becker	2022	$575,000	$-	$727,570	$539,063	$14,521	$1,856,154

Executive Vice President-	2021	$475,000	$75,000	$680,159	$333,984	$13,638	$1,577,781

General Counsel & Secretary	2020	$475,000	$-	$758,275	$200,391	$86,359	$1,520,025

(1)	Amounts shown in the Salary column include all amounts deferred at the election of the NEOs into our non-qualified deferred compensation plan.
(2)	Amounts represent a one-time cash bonus described for each of these NEOs in our 2022 proxy statement.
(3)
Amounts shown in this column reflect the aggregate grant date fair value of the awards calculated in accordance with FASB ASC Topic 718 that were issued in the year shown. With the exception of the performance based restricted share units issued to Mr. Berkes in 2021, all other awards in this column were valued based on the closing price of our shares on the grant date. The performance-based restricted share units issued to Mr. Berkes in February 2021 are tied to our total shareholder return versus the total shareholder return for the BBRESHOP over the performance period. These restricted share units were valued based on our data and that of the index using a Monte Carlo simulation method. The key assumptions used in the valuation were: (a) stock price volatility of 38.0% for the Company and 38.8% for the index; (b) risk-free interest rate of 0.31%; and (c) no dividend yield assumption given that the award includes dividend equivalent rights that are earned only if the underlying shares are earned. Based on the performance goals and these assumptions, the award was valued at $97.01 per share.

(4)	Amounts shown in this column represent the cash amount paid under our annual bonus plan and include amounts deferred by our NEOs into our non-qualified deferred compensation plan.
(5)
The amounts shown in this column for the most recent fiscal year include: (a) contributions to our 401(k) plan of $7,625 for each of our NEOs; and (b) payments for various life, long-term disability and other medical related insurance of $27,766 for Mr. Wood, $7,988 for Mr. Berkes, $3,966 for Mr. Guglielmone and $6,896 for Ms. Becker.

Federal Realty 2023 Proxy Statement 31

➣
    GRANTS OF PLAN BASED AWARDS TABLE
The following equity awards were made in 2022 to our NEOs.

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (1)	Grant Date Fair Value (2)

Donald C. Wood	2/9/2022	(3)	4,225	$534,420

	2/9/2022	(4)	46,960	$5,939,970

Jeffrey S. Berkes	2/9/2022	(3)	1,705	$215,665

	2/9/2022	(4)	7,827	$990,037

Daniel Guglielmone	2/9/2022	(4)	7,044	$890,996

Dawn M. Becker	2/9/2022	(3)	1,056	$133,573

	2/9/2022	(4)	4,696	$593,997

(1)	Dividends are paid on these shares issued at the same rate and time as paid to all other holders of our shares as declared by our Board from time to time.
(2)	Represents the grant date fair value of share awards as computed in accordance with FASB ASC Topic 718.
(3)	Issued under our annual bonus plan for the 1-year performance period ending December 31, 2021. These shares vest equally over 3 years.
(4)	Issued under our long-term incentive program for the 3-year performance period ending December 31, 2021. These shares vest equally over 3 years.

Federal Realty 2023 Proxy Statement 32

➣
    OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
The following table sets forth information about outstanding equity awards held by our NEOs as of December 31, 2022:

Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (9)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (9)

Donald C. Wood	4,225 (1)	$426,894
	46,960 (1)	$4,744,838
	1,488 (2)	$150,348
	34,805 (2)	$3,516,697
	1,182 (3)	$119,429
	14,089 (3)	$1,423,553

Jeffrey S. Berkes	1,705 (1)	$172,273
	7,827 (1)	$790,840
	822 (2)	$83,055
	6,961 (2)	$703,339
	435 (3)	$43,952
	2,818 (3)	$284,731
	7,450 (4)	$752,748
	8,354 (5)	$844,088
			5,221 (6)	$527,530

Daniel Guglielmone	7,044 (1)	$711,726
	6,265 (2)	$633,016
	2,536 (3)	$256,237
	895 (7)	$90,431
	6,855 (8)	$692,629

Dawn M. Becker	1,056 (1)	$106,698
	4,696 (1)	$474,484
	558 (2)	$56,380
	4,177 (2)	$422,044
	295 (3)	$29,807
	1,691 (3)	$170,859

(1)	One-third of these shares vested on February 12, 2023 and the remaining shares will vest equally on February 12 of each of 2024 and 2025.
(2)	One-half of these shares vested on February 12, 2023 and the remaining shares will vest on February 12, 2024.
(3)	These shares vested on February 12, 2023.
(4)	One-half of these shares vested on February 12, 2023 and the remaining shares will vest on February 12, 2024.
(5)	One-fourth of these shares vested on February 12, 2023. The remaining shares will vest equally on February 12 of each of 2024 through 2026.
(6)	The number of shares represent the threshold payout level. The final number of shares earned cannot be determined until after December 31, 2024, the end of the performance period.
(7)	These shares will vest on August 15, 2023.
(8)	These shares will vest equally on August 3 of each of 2023 through 2026.
(9)	The value of shares is calculated based on $101.04, the closing price of our shares on the NYSE on December 30, 2022.

Federal Realty 2023 Proxy Statement 33

➣
    OPTIONS EXERCISED AND STOCK VESTED IN 2022
The following table includes information with respect to shares held by our NEOs that vested in 2022. None of our NEOs holds any options or exercised any options during 2022.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Donald C. Wood	47,161	$5,670,167
Jeffrey S. Berkes	15,277	$1,836,754
Daniel Guglielmone	10,513	$1,228,897
Dawn M. Becker	6,157	$740,256

(1)	The amounts in this column were calculated using the closing price of a share on the date the shares vested.
➣
    NON-QUALIFIED
DEFERRED COMPENSATION
We maintain a
non-qualified
deferred compensation plan that is open to participation by 48 members of our management team, including our NEOs. Each participant can elect to defer up to 100% of his or her base salary and cash payment under our annual bonus plan with deferral elections made in December of each year for amounts to be earned in the following year. A number of widely available investment options are made available to each plan participant who then decides how to allocate amounts deferred among those investment options. The amount earned by plan participants on their deferrals is calculated by our third party plan administrator as if the amounts deferred had actually been invested in the investment options selected by each participant. We do not make any contributions to the deferred compensation plan for any individual nor do we guaranty any rate of return on amounts deferred. Amounts deferred into the plan, including amounts earned on the deferrals, are generally payable to the participant shortly after he or she retires or is otherwise no longer employed by us; however, there are a few other alternatives where amounts may be paid to a participant sooner. 2022 activity for the NEOs who participate in our plan is described below.

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Donald C. Wood	$250,000	$-	$(2,126,341)	$-	$8,949,810
Jeffrey S. Berkes	$269,531	$-	$(52,677)	$-	$382,048
Dawn M. Becker	$57,500	$-	$(456,259)	$-	$2,060,810

(1)	All amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2022.
➣
    POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL
We have entered into severance agreements with each of our NEOs that require us to make certain payments and provide certain benefits to them in the event of a termination of employment or change in control of the Company. Regardless of the reason for an NEO’s termination of employment, he or she will be entitled to receive upon termination a distribution of any amounts in our non-qualified
deferred compensation plan as described in the
“Non-Qualified
Deferred Compensation” section above. No NEO is entitled to receive a new partial award under the annual bonus plan or our long-term incentive plan for the year in which the termination occurs. The agreements with each of our NEOs contain provisions restricting the executive from engaging in competing behavior and soliciting and/or hiring our employees for a period of time after termination. The payments that will

Federal Realty 2023 Proxy Statement 34

be made to an NEO on termination vary depending on the reason for termination and may be conditioned on the signing of a release in favor of the Company.
The amount of compensation payable to each of our NEOs under various termination scenarios is reflected below assuming that the separation of service was effective on December 31, 2022.

Name	Type of Compensation	For Cause Termination (1)	Termination Without Cause (1)	Change-in- Control Termination (1) (5)	Termination on Death (1)	Termination on Disability (1)
Donald C. Wood	Cash Benefits (multiple)	6 months	1.5x	3.0x	N/A	N/A
	Cash Benefits (amount)	$500,000	$4,171,875	$8,343,750	$-	$1,375,745
	Medical Benefits (2)	$16,918	$1,617,377	$1,693,508	$1,345,000	$1,633,836
	Accelerated Equity (3)	$-	$10,381,759	$10,381,759	$10,381,759	$10,381,759
	Other Benefits (4)	$-	$60,250	$167,165	$-	$-
	Excise Tax Gross-Up	N/A	N/A	$-	N/A	N/A
Total		$516,918	$16,231,261	$20,586,182	$11,726,759	$13,391,340
Jeffrey S. Berkes	Cash Benefits (multiple)	N/A	1.0x	2.0x	N/A	N/A
	Cash Benefits (amount)	$-	$1,368,750	$2,737,500	$718,750	$718,750
	Medical Benefits (2)	$-	$25,844	$51,687	$-	$25,844
	Accelerated Equity (3)	$-	$3,675,027	$3,675,027	$3,675,027	$3,675,027
	Other Benefits (4)	$-	$-	$-	$-	$-
	Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A
Total		$-	$5,069,621	$6,464,214	$4,393,777	$4,419,621
Daniel Guglielmone	Cash Benefits (multiple)	1 month	N/A	2.0x	N/A	N/A
	Cash Benefits (amount)	$47,917	$-	$2,087,500	$-	$549,169
	Medical Benefits (2)	$3,160	$-	$75,837	$-	$37,919
	Accelerated Equity (3)	$-	$2,384,039	$2,384,039	$2,384,039	$2,384,039
	Other Benefits (4)	$-	$-	$90,375	$-	$-
	Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A
Total		$51,077	$2,384,039	$4,637,751	$2,384,039	$2,971,127
Dawn M. Becker	Cash Benefits (multiple)	6 months	1.0x	2.0x	N/A	N/A
	Cash Benefits (amount)	$287,500	$1,020,313	$2,040,625	$-	$508,981
	Medical Benefits (2)	$8,159	$12,238	$32,635	$-	$16,318
	Accelerated Equity (3)	$-	$1,260,272	$1,260,272	$1,260,272	$1,260,272
	Other Benefits (4)	$-	$60,250	$90,375	$-	$-
	Excise Tax Gross-Up	N/A	N/A	$-	N/A	N/A
Total		$295,659	$2,353,073	$3,423,907	$1,260,272	$1,785,570

(1)
Bonus years used in the calculation for termination without cause and change-in-control
are 2021, 2020 and 2019, the last three completed fiscal years. The cash payments on termination with cause are 1 month of base pay for every year of service above 5 years, capped at 6 months of base pay. The cash payment on death and disability for Mr. Berkes is a pro-rated
bonus for the year in which the event occurs. The cash payments on disability for Mr. Wood, Mr. Guglielmone and Ms. Becker represent 1 year of base salary less amounts received from disability insurance maintained by the Company, grossed up for taxes on non-tax
exempt payments.

(2)
Amounts represent our estimate of the COBRA equivalent rates for health care benefits and current life and long-term disability premiums for Mr. Wood, Mr. Guglielmone and Ms. Becker. The period of time for which these benefits are provided varies as follows: (a) termination without cause – 9 months for Mr. Wood and Ms. Becker; 1 year for Mr. Berkes;

Federal Realty 2023 Proxy Statement 35

(b) change-in-control
– 3 years for Mr. Wood and 2 years for each other NEO; (c) termination for cause – 6 months; and (d) disability – 1 year. The amounts paid to Mr. Berkes are reduced by the amounts he pays for these benefits at the time of the event. All amounts shown in this column for Mr. Wood also include the estimated costs (calculated in accordance with GAAP) of satisfying the obligations under his Health Continuation Coverage Agreement.

(3)
Values were calculated by multiplying the number of unvested shares that vest under each termination event using the closing price of the Company’s shares on December 31, 2022. For the performance-based restricted share units issued to Mr. Berkes, the amount includes the value of the number of units, if any, that would have been earned based on performance through the date of termination, prorated for the portion of the performance period that had lapsed, plus dividend equivalent rights on those units.

(4)
Amounts are estimated costs for an administrative assistant and outplacement assistance for a period of 6 months in the event of a termination without cause and for a period of 12 months for Mr. Wood and 9 months for Mr. Guglielmone and Ms. Becker in the event of a change-in-control.
The amount also includes the cost of providing a company vehicle to Mr. Wood for three years in the event of a change-in-control
should he choose to use that benefit.

(5)
Change-in-control
is deemed to have occurred when a person acquires a 20% interest in us, or our current Trustees, or those subsequently approved by our current Trustees, constitute less than 50% of our Board. Upon a change-in-control,
each NEO is entitled to receive payments and benefits in the following circumstance: (a) the NEO is terminated from employment by the Company (other than for cause) or leaves for good reason within 2 years after the change-in-control;
(b) Mr. Wood or Ms. Becker voluntarily leaves employment within the
30-day
window following the
1-year
anniversary of the
change-in-control;
or (c) Mr. Berkes is terminated from employment by the Company (other than for cause) or he leaves the Company as a result of a constructive termination within the
6-month
period prior to or within 2 years after the
change-in-control.

➣
    CEO PAY RATIO
Our compensation and benefit programs are substantially similar throughout the Company and are designed to reward all employees who contribute to our success with a total compensation package that is competitive in the marketplace for each employee’s position and performance. We are required to calculate and disclose the compensation of our median paid employee as well as the ratio of the total annual compensation paid to our CEO to the annual compensation of our median paid employee. The determination of our median paid employee was used taking our total employee population as of December 31, 2022, excluding our CEO, which included 318 full-time and part-time employees ranging from executive vice presidents to maintenance technicians. For the determination, we used annual base pay plus annual bonus at target levels plus overtime actually paid, the combination of which we believe most closely approximates the total annual direct compensation of our employees. For purposes of the calculation, base pay was annualized for the 64 employees who started with us in 2022. No other adjustments were made.
The actual total annual compensation of our Chief Executive Officer and median paid employee for 2022 was calculated in accordance with the requirements of the Summary Compensation Table included in this proxy statement. Based on this methodology, we have determined that the total annual compensation paid to our Chief Executive Officer in 2022 was $8,916,031 and the total annual compensation paid to our median paid employee in 2022 was $132,186 resulting in a ratio of 67:1.
We calculated our pay ratio in accordance with SEC rules; however, those rules allow companies discretion in methodologies used to identify the median paid employee and the compensation used to determine the median paid employee. As a result, this ratio is unique to our Company. Other companies may make their determinations differently so that the ratio may not be comparable across companies. We believe our ratio is a reasonable estimate. Our ratio is very heavily influenced by what employees/services we choose to provide through employees as opposed to through third parties who are not taken into account in the calculation of the pay ratio.

Federal Realty 2023 Proxy Statement 36

➣
    PAY VERSUS PERFORMANCE DISCLOSURE

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compenstion Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compenstion Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (2)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income (in 000s)	FFO per Diluted Share (4)
2022	$8,916,031	$6,570,796	$2,177,775	$1,669,484	$89.10	$104.09	$395,661	$6.32
2021	$7,520,917	$15,446,709	$2,955,860	$3,999,185	$115.21	$119.96	$269,081	$5.57
2020	$7,481,796	$1,832,214	$1,753,182	$859,320	$69.44	$73.36	$135,888	$4.38

(1)
Mr. Wood was our principal executive officer for all years shown. Following are the adjustments made during each year to arrive at compensation actually paid to our principal executive officer during each year.

	PEO
Adjustments	2022	2021	2020
Amounts reported under “Stock Awards” in SCT	$(6,474,391)	$(5,213,719)	$(5,830,493)
Change Fair Value of Awards Granted in Year and Unvested as of Year-End	$5,171,732	$7,421,261	$3,899,517
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(1,546,034)	$4,544,000	$(3,866,637)
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$66,969	$765,243	$(223,600)
Increase based on Dividends or Other Earnings Paid During Year prior to Vesting Date of Award	$436,488	$409,008	$371,631

Total Adjustments	$(2,345,236)	$7,925,792	$(5,649,582)

(2)
For 2020, our other NEOs included Mr. Guglielmone and Ms. Becker. For 2021 and 2022, our other NEOs included Mr. Berkes, Mr. Guglielmone and Ms. Becker. Following are the adjustments made during each year to arrive at the average compensation actually paid to our other NEOs during each year.

	Average of Other NEOs
Adjustments	2022	2021	2020
Amounts reported under “Stock Awards” in SCT	$(941,423)	$(1,903,744)	$(863,272)
Change Fair Value of Awards Granted in Year and Unvested as of Year-End	$752,007	$1,669,647	$577,369
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(433,020)	$1,024,717	$(616,362)
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$5,263	$149,658	$(51,710)
Increase based on Dividends or Other Earnings Paid During Year prior to Vesting Date of Award	$108,881	$103,048	$60,114

Total Adjustments	$(508,292)	$1,043,325	$(893,862)

(3)	Peer group is the Bloomberg REIT Shopping Center Index (“BBRESHOP Index”).
(4)
The Company has identified FFO per diluted share as the most important additional financial metric used to link pay and performance. Our annual bonus program pays out based on our absolute level of FFO per diluted share achieved for the year and one-third
of our long-term incentive plan pays out based on a metric tied to FFO per diluted share. FFO per diluted share is a non-GAAP
financial measure of a real estate company’s operating performance and is defined by the National Association of Real Estate Investment Trusts. We consider FFO per diluted share a meaningful measure of operating performance primarily because it avoids the assumption that the value of real estate assets diminishes predictably over time and is a primary way of evaluating our operating performance as compared to other real estate investment trusts. A reconciliation of FFO per diluted share to net income is included as Appendix A.

Federal Realty 2023 Proxy Statement 37

Relationship to Compensation Actually Paid
The following charts show the relationship of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs to the total shareholder return for the Company and for the BBRESHOP Index.

*	Compensation actually paid is shown in thousands.
The following charts show the relationship of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs as compared to our GAAP reported net income and our FFO per diluted share.

*	Net income is shown in ten thousands.
One of our primary compensation objectives is to align the financial interests of our NEOs with our shareholders. The high correlation shown above between the compensation actually paid to our CEO and other NEOs and the total shareholder return for us and the BBRESHOP Index reflect our success in achieving that objective. This is a direct result of the high percentage of our NEO’s compensation that is paid in the form of Company shares and our equity retention policies which directly align the interests of our NEOs with the interests of our shareholders. There is a less direct correlation between the compensation of our NEOs and our net income because no portion of our compensation program is linked directly to net income. There is also little correlation between the compensation of our NEOs and FFO per diluted share because FFO per diluted share metric is directly used only for our annual bonus plan which is a relatively modest portion of our NEO’s total compensation package and is a component of the calculation that determines only a third of our NEO’s awards under our long-term incentive plan.

Federal Realty 2023 Proxy Statement 38

Other Important Financial Performance Measures for Executive Compensation
Following is a list of the most important financial and
non-financial
measures used to link executive compensation and company performance.

• Return on invested capital
• Relative TSR compared to BBRESHOP
• Relative FFO multiple premium
• Individual performance including consideration of things such as leasing and occupancy activity, investment activity and advancement of ESG objectives
Please see the Compensation Discussion and Analysis on pages 19 to 29 for more information on these measures and how they are taken into account in determining compensation for each of our NEOs.
➣
    EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information on our only active equity compensation plan as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Column A)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	1,829	$95.77	1,455,029
Equity compensation plans not approved by security holders	-	-	-
Total	1,829	$95.77	1,455,029

Federal Realty 2023 Proxy Statement 39

 Proposal 3: Approving Frequency of Say on Pay Vote

You are being asked to vote, on an advisory, non-binding basis, how frequently we should conduct a non-binding shareholder advisory vote on the compensation of our NEOs. You can choose to hold that vote every one, two or three years or you can abstain from voting on this proposal. At our 2017 annual meeting, approximately 85% of the votes cast voted in favor of holding the say on pay vote annually. The Board recommends that shareholders again vote in favor of holding the say on pay vote annually. An “abstention” or broker “non-vote” will have no effect on the outcome of the vote on this proposal.

Our Board recommends a vote FOR an annual say on pay vote

The frequency for holding an advisory vote on the compensation of our NEOs requires the affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy. If no frequency option receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by shareholders. Please note that when casting a vote on this proposal, you will not be voting to approve or disapprove the Board of Trustees’ recommendation and even though this vote is not binding on the Compensation Committee, the Board and the Compensation Committee value the opinions of our shareholders and will review the results of this vote and take them into consideration in determining how often to conduct the shareholder vote on the compensation of our named executive officers.

Proposal 4: Declaration of Trust Amendment to Increase Authorized Common Shares

You are being asked to vote, on an advisory, non-binding basis, on amending our Declaration of Trust to increase the Company’s number of authorized Common Shares from 100 million to 200 million. As permitted under Maryland law, Section 6.1 of our Declaration of Trust allows our Board, without any action by our shareholders, to amend the Declaration of Trust to increase the aggregate number of Common Shares the Company has the authority to issue. Given the importance of the Company’s capital structure to the value of our shareholders’ investment, the Board believes it is appropriate to solicit feedback from our shareholders in connection with such an amendment.

As of March 13, 2023, 81,511,030 of our Common Shares were issued and outstanding. In addition, an aggregate of approximately 2.85 million Common Shares are: (a) subject to outstanding equity awards, which include restricted shares, restricted share units, performance shares and options; and (b) reserved for future issuance in connection with the 2020 Performance Incentive Plan, the 2007 Employee Share Purchase Plan, the Dividend Reinvestment and Share Purchase Plan, conversion of our 5.417% Series 1 Cumulative Convertible Preferred Shares of Beneficial Interest, redemptions of downREIT units and our current at-the-market offering program.

Our Board has determined that it is advisable and in the best interests of the Company and our shareholders to amend our Declaration of Trust in order to have available on a timely basis additional authorized but unissued Common Shares in an amount adequate to provide for our future needs, which may include possible equity financings, opportunities for expanding our business through acquisitions, development or other investments, management incentives and employee benefit plans, stock dividends or stock splits, and for other general corporate purposes. The increase in our authorized Common Shares will become effective upon the filing of the Articles of Amendment to our Declaration of Trust with, and acceptance for record by, the Maryland State Department of Assessments and Taxation. To maintain our status as a real estate investment trust, we are required to distribute annually at least 90% of our taxable income as dividends to our shareholders and

Federal Realty 2023 Proxy Statement 40

historically, our policy has been to distribute 100% of our taxable income. Without the ability to retain a significant amount of working capital generated by our operations, we have to access both the debt and equity capital markets on a regular basis to fund the investment activities that are critical to increasing the value of the Company over time. If we do not increase the number of authorized common shares, we may limit our ability to make the investments needed to create long-term value. The authorized number of Common Shares under our Declaration of Trust has not been changed since 1999.

The Company’s issuance of Common Shares may dilute the equity ownership position of current holders of Common Shares and may be made without shareholder approval, unless otherwise required by applicable law or the NYSE.

The issuance of additional Common Shares could have a takeover defense effect, although this is not the intent of our Board in proposing the amendment. For instance, shares of our authorized but unissued Common Shares could be issued in one or more transactions that could have the effect of delaying, deferring or preventing a change in control of our Company. As of the date of this Proxy Statement, we are not aware of any attempt or plan to obtain control of us.

The holders of Common Shares of beneficial interest have no preemptive rights, and our Board has no plans to grant such rights with respect to any such shares.

Our Board unanimously recommends a vote FOR the non-binding, advisory approval of an amendment to increase the number of authorized Common Shares

Although this vote is not binding on the Board, the Board values the opinions of our shareholders and will consider the results of this vote. In the event our shareholders do not approve this amendment to increase our authorized Common Shares, the Board may delay effecting the amendment, effect a different amendment, or, in its discretion, proceed with the amendment as proposed if it determines that it is necessary or appropriate to do so.

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal.

Proposal 5: Ratification of Independent Registered Public Accounting Firm

Shareholders are being asked to ratify in a non-binding vote the selection of Grant Thornton, LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Shareholder ratification of GT is not required by our governance documents; however, the Board is soliciting shareholder views on this matter. GT has served in this role since 2002 and the Board believes it is in the best interests of the Company and our shareholders for GT to continue in this role. If the selection of GT is not ratified, the Audit Committee may (but will not be required to) reconsider whether to retain GT. Even if the selection of GT is ratified, the Audit Committee may change the appointment of GT at any time if it determines such a change would be in the best interests of the Company and our shareholders. A representative of GT will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions from shareholders.

The Audit Committee reviews and approves in advance all audit and permissible non-audit services provided by GT to the Company as required by and in accordance with the rules and regulations of the SEC and the Sarbanes-Oxley Act of 2002.

Federal Realty 2023 Proxy Statement 41

The following table sets forth the fees for services rendered by GT for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees(1)	$930,131	$974,141
Audit-Related Fees(2)	$70,925	$64,050
Tax Fees(3)	$-	$248,005
All Other Fees	$-	$-
Total Fees	$1,001,056	$1,286,196

(1)

Audit fees include all fees and expenses for services in connection with: (a) the audit of our financial statements included in our annual reports on Form 10-K; (b) Sarbanes-Oxley Section 404 relating to our annual audit; (c) the review of the financial statements included in our quarterly reports on Form 10-Q; and (d) consents and comfort letters issued in connection with debt offerings and common share offerings.

(2)	Audit-related fees primarily include the audit of our employee benefit plan, which are paid by the plan and not the Company, and certain property level audits.
(3)	The amount shown for 2021 relates solely to tax compliance and preparation, including the preparation of original and amended tax returns and refund claims and tax payment planning.

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal.

Our Board recommends a vote FOR the ratification of the appointment of GT as our independent registered public accounting firm for fiscal year 2023

➢	AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee is made up entirely of trustees who meet all independence requirements under the rules of the SEC and NYSE and have the requisite financial competence to serve on the Audit Committee. The Audit Committee meets at least quarterly and operates pursuant to a written charter that is reviewed at least every three years. That charter can be accessed under the Investors/Corporate Governance section of our website at www.federalrealty.com. In 2022, the Audit Committee met four times and each meeting included an executive session with our independent registered public accounting firm and no members of management present.

The Audit Committee is directly responsible for the appointment, retention and oversight of GT, the independent registered public accounting firm retained to audit our financial statements, and also oversees management of our internal audit firm in performance of their financial functions. Specifically, management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States and for reporting on internal control over financial reporting. Management uses Pricewaterhouse Coopers, LLC (“PwC”) to provide its internal audit function, including oversight of the ongoing testing of the effectiveness of our internal controls. The Audit Committee met regularly with PwC in 2022 and one meeting included an executive session with PwC with no members of GT or management present. GT is responsible for auditing the consolidated financial statements of the Company and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting.

Federal Realty 2023 Proxy Statement 42

During 2022, as part of its oversight function, the Audit Committee:

•	Met with management and GT and discussed the Company’s December 31, 2022 audited financial statements;

•

Selected a new partner at GT to oversee the audit of the Company’s financial statements beginning with fiscal year 2023, consistent with the legal requirement to change audit partners at least every 5 years. The new GT audit partner has extensive experience auditing real estate investment trusts and has never been part of the GT team auditing the Company;

•	Discussed with GT the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	Reviewed and discussed with management and GT, individually and collectively, all annual and quarterly financial statements and operating results prior to their issuance;

•

Received the written disclosures and the letter from GT required by applicable requirements of the PCAOB regarding GT’s communications with the audit committee concerning independence, and has discussed with GT regarding its independence;

•	Discussed with GT matters required to be discussed pursuant to applicable audit standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures;

•	Monitored the non-audit services provided by GT to ensure that performance of such services did not adversely impact GT’s independence;

•	Approved management’s request to remove tax compliance and preparation from the scope of services provided by GT; and

•

As part of the Committee’s quarterly review of internal controls, the Committee discussed with management cybersecurity threats, cybersecurity training and ongoing areas of focus of management in protecting against cyber breaches. During those quarterly reviews in 2022, the Committee was advised that there were no breaches and that cybersecurity insurance had been procured.

Based on the Audit Committee’s reviews and discussions with GT, PwC and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee:

Gail P. Steinel, Chairperson

David W. Faeder

Elizabeth I. Holland

Anthony P. Nader, III

Federal Realty 2023 Proxy Statement 43

Beneficial Ownership

➢	OWNERSHIP OF PRINCIPAL SHAREHOLDERS

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Our Outstanding Shares(1)
The Vanguard Group, Inc.(2)	12,802,837	15.7%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation(3)	10,198,880	12.5%
State Street Financial Center, One Lincoln Street
Boston, MA 02111
BlackRock, Inc.(4)	7,606,970	9.3%
55 East 52nd Street
New York, NY 10055
Norges Bank (The Central Bank of Norway)(5)	7,212,626	8.9%
Bankplassen 2, PO Box 1179 Sentrum
NO 0107 Oslo Norway
Capital Research Global Investors(6)	5,956,420	7.3%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
JPMorgan Chase & Co.(7)	4,377,501	5.4%
383 Madison Avenue
New York, NY 10179

(1)

The percentage of outstanding shares is calculated by taking the number of shares stated in the Schedule 13G or 13G/A, as applicable, filed with the SEC divided by 81,511,030, the total number of shares outstanding on March 13, 2023.

(2)

Information based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group which states that The Vanguard Group, an investment advisor, has shared voting power over 159,514 shares, sole dispositive power over 12,419,458 shares and shared dispositive power over 383,379 shares.

(3)

Information based on a Schedule 13G/A filed with the SEC on February 9, 2023 by State Street Corporation which states that State Street Corporation, a parent holding company, has shared voting power over 8,985,419 shares and shared dispositive power over 10,198,486 shares.

(4)

Information based on a Schedule 13G filed with the SEC on January 24, 2023 by BlackRock, Inc., which states that BlackRock, Inc., a parent holding company, has sole voting power over 7,004,857 shares and sole dispositive power over 7,606,970 shares.

(5)

Information based on a Schedule 13G/A filed with the SEC on February 14, 2023 by Norges Bank (The Central Bank of Norway) which states that Norges Bank (The Central Bank of Norway) has sole voting power and sole dispositive power over 7,212,626 shares.

(6)

Information based on a Schedule 13G/A filed with the SEC on February 13, 2023 by Capital Research Global Investors which states that Capital Research Global Investors, an investment advisor, has sole voting and sole dispositive power over 5,956,420 shares.

(7)

Information based on a Schedule 13G/A filed with the SEC on January 20, 2023 by JPMorgan Chase & Co. which states that JPMorgan Chase & Co., a parent holding company, has sole voting power over 3,009,114, sole dispositive power over 4,375,184 shares and shared dispositive power over 716 shares.

Federal Realty 2023 Proxy Statement 44

➢	OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

The table below reflects beneficial ownership of our Trustees and NEOs as of March 13, 2023 determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Unless noted in the footnotes following the table, each Trustee and NEO has sole voting and investment power as to all shares listed.

Name and Address of Beneficial Owner(1)	Common	Unvested Restricted Shares	Total Shares Beneficially Owned	Percentage of Outstanding Shares Owned(2)
Dawn M. Becker	142,782	17,156	159,938	*
Jeffrey S. Berkes	38,893	31,447	70,340	*
David W. Faeder	24,769	0	24,769	*
Daniel Guglielmone	26,208	24,574	50,782	*
Elizabeth I. Holland	6,152	0	6,152	*
Nicole Y. Lamb-Hale	2,538	0	2,538	*
Thomas A. McEachin	299	0	299	*
Anthony P. Nader, III	2,538	0	2,538	*
Gail P. Steinel	14,442	0	14,442	*
Donald C. Wood(3)	406,912	111,353	518,265	*
Trustees, trustee nominees and executive officers as a group (10 individuals)	665,533	184,530	850,063	1%

*	Less than 1%
(1)	The address for each of the named individuals is 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852.
(2)

The percentage of outstanding shares owned is calculated by taking the number of shares reflected in the column titled “Total Shares Beneficially Owned” divided by 81,511,030, the total number of shares outstanding on March 13, 2023.

(3)

Includes 53,879 shares owned by Stacey Wood Revocable Trust, 198,819 shares owned by Donald C. Wood Revocable Trust, 20,000 shares owned by Great Falls Trust, 46,500 shares owned by Wood Descendants Trust and 60,000 shares owned by IJKR II, LLC.

Information about the Annual Meeting

➢	NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials including this proxy statement and our 2022 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”), to each shareholder by providing access to such documents on the Internet. On or about March 24, 2023, we mailed to our shareholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) containing instructions on how to access and review this proxy statement and our Annual Report and how to submit your vote on the Internet or by telephone. You cannot vote by marking the Notice and returning it. If you received the Notice, you will not automatically receive a printed copy of our proxy materials or Annual Report unless you follow the instructions for requesting these materials included in the Notice. This section does not apply if you previously requested to receive these materials by mail. Questions regarding the Notice or voting should be directed to our Investor Relations Department at (800) 937-5449 or by email at IR@federalrealty.com.

➢	WHY YOU ARE RECEIVING THESE MATERIALS

You are receiving these materials because you owned our shares as of March 13, 2023, the record date established by our Board of Trustees for our Annual Meeting. Everyone who owned our shares as of this date,

Federal Realty 2023 Proxy Statement 45

whether directly as a registered shareholder or indirectly through a bank, broker or other nominee, is entitled to vote at the Annual Meeting. We had 81,511,030 shares outstanding on March 13, 2023. Each share outstanding on the record date is entitled to one vote. A majority of the shares entitled to vote at the Annual Meeting must be present in person or by proxy for us to proceed with the Annual Meeting.

➢	ACCESSING MATERIALS

Shareholders can access this Proxy Statement, our Annual Report and our other filings with the SEC on the Investors page of our website at www.federalrealty.com. A copy of our Annual Report, including the financial statements and financial statement schedules (“Form 10-K”) is being provided to shareholders along with this Proxy Statement. The Form 10-K includes certain exhibits, which we will provide to you only upon request addressed to Investor Relations at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852. The request must be accompanied by payment of a fee to cover our reasonable expenses for copying and mailing the Form 10-K.

In the future, if you wish to receive paper copies of our proxy materials, without charge, and are a registered shareholder, you may do so by written request addressed to American Stock Transfer & Trust, LLC. For those of you holding shares indirectly in “street name”, you must write your bank, brokerage firm, broker-dealer or nominee, to obtain paper copies. Any election you make on how to receive your proxy materials will remain in effect for all future annual meetings until you revoke it.

➢	HOW TO VOTE

If you own your shares directly with our transfer agent, American Stock Transfer & Trust, LLC, you are a registered shareholder. If you are a registered shareholder and fail to give any instructions on your proxy card on any proposal, the proxies identified on the proxy card will vote in the manner recommended by the Board of Trustees for each proposal. Registered shareholders can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting through one of the following methods:

If you vote by internet or telephone, you will need the control number on your Notice, proxy card or voting instruction form. Votes must be submitted by the conclusion of the Annual Meeting to be counted for the meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the secretary in writing, submitting a proxy dated later than your original proxy, or attending and voting at the Annual Meeting.

If you hold your shares indirectly in an account at a bank, brokerage firm, broker-dealer or nominee, you are a beneficial owner of shares held in “street name”. You will receive all proxy materials directly from your bank, brokerage firm, broker-dealer or nominee and you must either direct them as to how to vote your shares or obtain from them a proxy to vote at the Annual Meeting. Please refer to the notice of internet availability of proxy materials or the voter instruction form used by your bank, brokerage firm, broker-dealer or nominee for specific instructions on methods of voting. If you fail to give your bank, brokerage firm, broker-dealer or nominee specific instructions on how to vote your shares with respect to Proposals 1, 2, 3 or 4, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote”. Broker non-votes will have no effect on the outcome of these matters. It is important for every shareholder’s vote to be counted on these matters so we encourage you to provide your bank, brokerage firm, broker-dealer or nominee with voting instructions. If you fail to give your bank, brokerage firm, broker-dealer or nominee specific instructions on how to vote your shares on Proposal 5, your bank, brokerage firm, broker-dealer or nominee will generally be able to vote on Proposal 5 as he, she or it determines.

Federal Realty 2023 Proxy Statement 46

You are urged to vote either by telephone (1-800-PROXIES or 1-800-776-9437) or on the Internet (www.voteproxy.com) by following the instructions on your Notice. If you elect to receive your proxy materials by mail, please make sure to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.

If you do not vote your shares, your shares will not be counted and we may not be able to hold the Annual Meeting. We encourage you to vote by proxy using one of the methods described above even if you plan to attend the Annual Meeting so that we will know as soon as possible whether enough votes will be present.

➢	HOW TO PARTICIPATE IN THE ANNUAL MEETING

You will be able to join our Annual Meeting as either a shareholder or a guest. All registered shareholders and shareholders that own in “street name” will be able to ask questions and vote their shares at the meeting by following the instructions below. Guests will be permitted to join the meeting but will not be permitted to ask questions.

You can access the Annual Meeting by joining through this link: https://web.lumiagm.com/202329683. If you are a registered shareholder owning shares directly in your name and you would like to be able to ask a question or vote at the Annual Meeting, you should click on “I have a control number”, enter the control number found on your proxy card or Notice you previously received, and enter the password “federal2023” to enter the meeting. The password is case sensitive. If you hold your shares in “street name” through a bank, brokerage firm, broker-dealer or nominee and you would like to be able to ask a question or vote at the Annual Meeting, you must first obtain a legal proxy from your bank, brokerage firm, broker-dealer or nominee and then submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and must be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. local time on April 26, 2023. You will receive a confirmation of your registration by email from American Stock Transfer & Trust Company, LLC after they receive your registration materials. The email will also include a control number so that you can ask a question or vote at the Annual Meeting by clicking on “I have a control number”. Shareholders who hold shares in “street name” will not be able to vote their shares or ask questions without first completing this registration process. Once you are in the meeting, you can vote your shares by clicking on the Proxy Voting Site link on the screen to submit your ballot. You may also continue to vote using the instructions provided in the Proxy Materials until the Annual Meeting concludes.

If you do not want to vote your shares during the meeting or ask a question, you can join the meeting as a guest using the same link above. You will not need to have your control number or to complete a registration in order to participate as a guest. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting webcast. Electronic check in begins at 8:30 a.m. local time on May 3, 2023, the day of the Annual Meeting, so that we may address any technical difficulties before the Annual Meeting webcast begins. If you encounter any difficulties accessing the Annual Meeting webcast during the check-in or meeting time, please go to https://go.lumiglobal.com/faq or call 718-931-8300, ext. 6449.

➢	ELIMINATING DUPLICATIVE PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share an address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice unless we receive contrary instructions from one or more of the shareholders. If you would like to opt out of householding and continue to receive multiple copies of the proxy materials or Notice at the same address, or if you have previously opted out of householding and would now like to participate, you can do so by notifying us in writing, by telephone or by email at: Investor Relations, 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852, (800) 937-5449, IR@federalrealty.com.

Federal Realty 2023 Proxy Statement 47

➢	SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies from beneficial owners of our shares. Our trustees, officers and employees, acting without special compensation, and other agents may solicit proxies by telephone, internet, or otherwise. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our shares of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our shares for their reasonable expenses incurred in forwarding such materials.

Beneficial owners of our shares who authorize their proxies through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and these costs must be borne by the shareholder.

➢	SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

This solicitation is made by the Company on behalf of the Board. Proposals of shareholders intended to be presented at the 2024 Annual Meeting of Shareholders or nominations for persons for election to the Board of Trustees, must be delivered to us at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852, Attention: Corporate Secretary and received by us no later than November 25, 2023 and no earlier than October 26, 2023, unless the date of the 2024 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2023 Annual Meeting of Shareholders, in which case such proposal or nomination must be received within a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals and nominations must comply with the requirements set forth in our Bylaws and applicable state and federal laws. Shareholder proposals must comply with Rule 14a-8 under the Exchange Act in order to be included in the Company’s proxy statement and proxy card for the 2024 Annual Meeting of Shareholders. Pursuant to our proxy access Bylaw provision, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, may nominate and include in the Company’s annual meeting proxy materials up to the greater of two trustees or 20% of the number of trustees serving on the Board, if the shareholder(s) and the nominee(s) meet the requirements specified in Article II, Section 13 of our Bylaws. Our Bylaws are available by written request made to the General Counsel & Secretary, 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of nominees other than the Company’s nominees to the Board of Trustees must satisfy the requirements of Rule 14a-19 under the Exchange Act, including by providing notice and the information required thereunder no later than March 4, 2024 (except that, if the date of the meeting has changed by more than 30 days from the previous year, then such notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th day following the day on which we first publicly announce the date of the annual meeting).

For the Trustees,

Dawn M. Becker Executive Vice President—General Counsel and Secretary

Federal Realty Investment Trust 909 Rose Avenue, Suite 200 North Bethesda, Maryland 20852

YOUR PROXY IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SUBMIT IT TODAY.

Federal Realty 2023 Proxy Statement 48

Appendix A

Reconciliation of Non-GAAP Financial Measures

Funds from Operations:

Funds from operations (“FFO”) is a supplemental non-GAAP financial measure of real estate companies’ operating performance. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with U.S. GAAP, plus real estate related depreciation and amortization, and excluding gains and losses on the sale of real estate or changes in control, net of tax, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with the NAREIT definition, and we have historically reported our FFO available for common shareholders in addition to our net income and net cash provided by operating activities. It should be noted that FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), should not be considered an alternative to net income as an indication of our performance, and is not necessarily indicative of cash flow as a measure of liquidity or ability to fund cash needs, including the payment of dividends. We consider FFO available for common shareholders a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of the real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation. We use FFO primarily as one of several means of assessing our operating performance in comparison with other REITs. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

An increase or decrease in FFO available for common shareholders does not necessarily result in an increase or decrease in aggregate distributions because our Board of Trustees is not required to increase distributions on a quarterly basis. However, we must distribute at least 90% of our annual taxable income to remain qualified as a REIT. Therefore, a significant increase in FFO will generally require an increase in distributions to shareholders although not necessarily on a proportionate basis.

The reconciliation of net income to FFO available for common shareholders for the years ended December 31, 2022, 2021 and 2020 is as follows:

	2022	2021	2020
	(in thousands, except per share data)
Net income	$395,661	$269,081	$135,888
Net income attributable to noncontrolling interests	$(10,170)	$(7,583)	$(4,182)
Gain on deconsolidation of VIE	$(70,374)	$-	$-
Gain on sale of real estate and change in control of interests, net	$(93,483)	$(89,892)	$(91,922)
Impairment charge, net	$-	$-	$50,728
Depreciation and amortization of real estate assets	$266,741	$243,711	$228,850
Amortization of initial direct costs of leases	$27,268	$26,051	$20,415

Funds from operations	$515,643	$441,368	$339,777
Dividends on preferred shares(1)	$(7,500)	$(8,042)	$(8,042)
Income attributable to operating partnership units	$2,810	$2,998	$3,151
Income attributable to unvested shares	$(1,797)	$(1,581)	$(1,037)

Funds from operations available for common shareholders(2)	$509,156	$434,743	$333,849

Weighted average number of common shares, diluted(1)(2)(3)	80,603	78,072	76,621

Funds from operations available for common shareholders, per diluted share(2)	$6.32	$5.57	$4.38

(1)

For the year ended December 31, 2022, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in “weighted average common shares, diluted.”

(2)

For the year ended December 31, 2020, FFO available for common shareholders includes a $11.2 million charge related to early extinguishment of debt. If this charge was excluded, our FFO available for common shareholders for 2020 would have been $345.0 million, and FFO available for common shareholders, per diluted share would have been $4.52.

(3)

The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted common share but is anti-dilutive for the computation of diluted EPS for 2021 and 2020.

Federal Realty 2023 Proxy Statement A-1

FEDERAL REALTY INVESTMENT TRUST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned, a shareholder of Federal Realty Investment Trust (the “Trust”), hereby constitutes and appoints DAWN M. BECKER and DANIEL GUGLIELMONE, or either of them individually, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Shareholders of the Trust to be held on Wednesday, May 3, 2023 at 9:00 a.m. Eastern Time virtually at https://web.lumiagm.com/202329683, or at any postponement(s) or adjournment(s) thereof, with respect to all of the Common Shares of Beneficial Interest of the Trust which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present, on the following matters. The undersigned hereby ratifies and confirms all that the aforesaid attorneys and proxies may do hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference into this Proxy, and revokes any proxy previously given with respect to the Annual Meeting. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 3, 2023

050323

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
David W. Faeder	☐	☐	☐
Elizabeth I. Holland	☐	☐	☐
Nicole Y. Lamb-Hale	☐	☐	☐
Thomas A. McEachin	☐	☐	☐
Anthony P. Nader, III	☐	☐	☐
Gail P. Steinel	☐	☐	☐
Donald C. Wood	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF FEDERAL REALTY INVESTMENT TRUST May 3, 2023 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report/Form 10-K/Notice & Proxy Statement is available at: http://www.federalrealty.com/shareholder-meeting Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 050323 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 4 AND 5, AND FOR PLEASE “1 YEAR” SIGN, FOR PROPOSAL DATE 3 AND AND THE RETURN PROXIES WILL PROMPTLY VOTE IN THEIR IN SOLE THE JUDGMENT ENCLOSED UPON ANY ENVELOPE. OTHER MATTERS PLEASE PROPERLY MARK COMING YOUR BEFORE THE VOTE MEETING IN BLUE OR ANY OR POSTPONEMENT(S) BLACK INK OR AS ADJOURNMENT(S) SHOWN HERE THEREOF. x THE BOARD OF TRUSTEES RECOMMENDS YOU VOTE “FOR” THE ELECTION OF ALL THE FOR AGAINST ABSTAIN NOMINEES, “FOR” PROPOSALS 2, 4, AND 5, AND FOR “1 YEAR” FOR PROPOSAL 3. 2. To named approve, executive on a non-binding, officers. advisory basis, the compensation of our 1. To elect the following nominees as Trustees as set forth in our Proxy 1 YEAR 2 YEARS 3 YEARS ABSTAIN Statement: 3. To approve, on a non-binding, advisory basis, the frequency FOR AGAINST ABSTAIN of holding future, non-binding, advisory votes on the David W. Faeder compensation of our named executive officers. FOR AGAINST ABSTAIN Elizabeth I. Holland 4. To approve, on a non-binding, advisory basis, an increase to the Nicole Y. Lamb-Hale number of authorized common shares. FOR AGAINST ABSTAIN Thomas A. McEachin 5. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Anthony P. Nader, III 6. To consider and act upon any other matters properly coming before the meeting or any Gail P. Steinel postponement(s) or adjournment(s) thereof. Donald C. Wood To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Shareholder Date: Signature of Shareholder Date: Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this fullProxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. give

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 3, 2023

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

050323

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Nominee	FOR	AGAINST	ABSTAIN
David W. Faeder	☐	☐	☐
Elizabeth I. Holland	☐	☐	☐
Nicole Y. Lamb-Hale	☐	☐	☐
Thomas A. McEachin	☐	☐	☐
Anthony P. Nader, III	☐	☐	☐
Gail P. Steinel	☐	☐	☐
Donald C. Wood	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	FOR	AGAINST	ABSTAIN
2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF FEDERAL REALTY INVESTMENT TRUST May 3, 2023 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. COMPANY NUMBER VIRTUALLY AT THE MEETING—The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/202329683 (password:federal2023) and be sure to have your control number available. ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report/Form 10-K/Notice & Proxy Statement is available at: http://www.federalrealty.com/shareholder-meeting Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 050323 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 4 AND 5, AND FOR PLEASE “1 YEAR” SIGN, FOR PROPOSAL DATE 3 AND AND THE RETURN PROXIES WILL PROMPTLY VOTE IN THEIR IN SOLE THE JUDGMENT ENCLOSED UPON ANY ENVELOPE. OTHER MATTERS    PLEASE PROPERLY MARK COMING YOUR BEFORE THE VOTE MEETING IN BLUE OR ANY OR POSTPONEMENT(S) BLACK INK OR AS ADJOURNMENT(S) SHOWN HERE THEREOF. x THE BOARD OF TRUSTEES RECOMMENDS YOU VOTE “FOR” THE ELECTION OF ALL THE FOR AGAINST ABSTAIN NOMINEES, “FOR” PROPOSALS 2, 4, AND 5, AND FOR “1 YEAR” FOR PROPOSAL 3. 2. To named approve, executive on a non-binding, officers. advisory basis, the compensation of our 1. To elect the following nominees as Trustees as set forth in our Proxy 1 YEAR 2 YEARS 3 YEARS ABSTAIN Statement: 3. To approve, on a non-binding, advisory basis, the frequency FOR AGAINST ABSTAIN of holding future, non-binding, advisory votes on the    David W. Faeder compensation of our named executive officers. FOR AGAINST ABSTAIN    Elizabeth I. Holland 4. To approve, on a non-binding, advisory basis, an increase to the    Nicole Y. Lamb-Hale number of authorized common shares. FOR AGAINST ABSTAIN Thomas A. McEachin 5. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Anthony P. Nader, III 6. To consider and act upon any other matters properly coming before the meeting or any    Gail P. Steinel postponement(s) or adjournment(s) thereof. Donald C. Wood To indicate change your the new address address on your in the account, address please space check above. the    Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Shareholder                Date:                Signature of Shareholder                Date: Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this fullProxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When    If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. give